Exhibit 10.38

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement dated as of June 6, 2011, (this "Amendment") is among Cameron International Corporation ("Parent"); Cameron Limited, Cameron GmbH, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, and Cameron Lux III S.A.R.L. (the "Borrowing Subsidiaries"; and together with the Parent, the "Borrowers"); the Lenders (as defined below); JPMorgan Chase Bank, N.A., as LC Issuer and as Administrative Agent (in such capacity, the "Agent"), and Banco Bilbao Vizcaya Argentaria, Standard Chartered Bank, and Citibank, N.A. as Syndication Agents.

INTRODUCTION

Reference is made to the Credit Agreement dated as of April 14, 2008 (as modified, the "Credit Agreement"), among the Parent, the Borrowing Subsidiaries, the Lenders, the Syndication Agents (as defined therein) and the Agent. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

The Borrowers have requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement, including the extension, increase, and modification of the Aggregate Commitment.

J.P. Morgan Securities LLC will act as lead arranger and book runner with respect to the foregoing, and Banco Bilbao Vizcaya Argentaria, Standard Chartered Bank, and Citibank, N.A. will be the Syndication Agents with respect thereto.

Therefore, in connection with the foregoing and for other good and valuable consideration, the Parent, the Borrowing Subsidiaries, the Lenders, and the Agent hereby agree as follows:

Section 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended and restated in its entirety as set forth in Annex A attached hereto.

Section 2. Waiver of Notice Requirement. The 10 Business Days' prior notice required under Section 2.27.1 of the Credit Agreement with respect to a Commitment Increase is hereby waived.

Section 3. Representations and Warranties. The Borrowers represent and warrant that (a) the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrowers and have been duly authorized by appropriate proceedings,

(b) this Amendment constitutes a legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity, (c) no Unmatured Default or Default has occurred and is continuing on and as of the date of this Amendment and after giving effect hereto, and (d) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the date of this Amendment and after giving effect hereto, as though made on and as the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Section 4. Effectiveness. This Amendment shall become effective as of the date hereof, and the Credit Agreement shall be amended and restated as provided herein as of such effective date, upon the satisfaction of the following conditions precedent:

(a) the Borrowers, the Agent, and the Lenders whose consent is required to effect the amendments contemplated hereby shall have delivered duly and validly executed originals of this Amendment to the Agent (or its counsel);

(b) the Agent (or its counsel) shall have received such additional documentation, including but not limited to officer's certificates, resolutions, good standing certificates, incumbency certificates and opinions of counsel each in form and substance reasonably acceptable to the Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party;

(c) the representations and warranties in this Amendment shall be true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the date of this Amendment and after giving effect hereto;

(d) on the effective date hereof, the Borrowers shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4 of the Credit Agreement) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date (giving effect to the Commitment Increase);

(e) giving effect to the Commitment Increase and the Commitment Maturity Date extensions effectuated hereby, the aggregate principal amount of the Commitments having a Commitment Maturity Date of June 6, 2016, shall be at least $450,000,000; and

(f) the Agent shall have received, or shall concurrently receive (i) for the account of each Lender whose Commitment has a Commitment Maturity Date of June 6, 2016 (giving effect hereto), an upfront fee in an amount previously agreed on the aggregate principal amount such Lender's final allocated Commitment, (ii) such other fees as may be mutually agreed between the Lead Arranger and the Parent, and (iii) for the account of the applicable Person, payment of all other fees payable in connection with this Amendment, to the extent invoiced at least two Business Days prior to the effective date hereof.

Section 5. Effect on Credit Documents.

(a) General. Except as modified hereby, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Except for the waiver of notice expressly provided in Section 2 hereof, nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrowers acknowledge and agree that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be an Unmatured Default or Default under the other Loan Documents.

(b) Credit Facility.

(i) Upon effectiveness of this Amendment (y) each Lender shall have the Commitment set forth opposite such Lender's name on the Commitment Schedule attached to Annex A hereto under the caption "Commitment" and (z) the Commitment Maturity Date of each Lender shall be as set forth on such Commitment Schedule.

(ii) Each Lender that did not have a Commitment prior to its execution of this Amendment is hereby added to the Credit Agreement as an Additional Lender in accordance with Section 2.27.1 of the Credit Agreement, with a Commitment and Commitment Maturity Date as provided above, and each such Additional Lender agrees to be bound by all of the terms and provisions of the Credit Agreement binding on each

Lender.

(iii) Certain Lenders that had Commitments prior to their execution of this Amendment have agreed to extend the Commitment Maturity Date of, and in certain cases increase the amount of, their respective Commitments. The Commitment Maturity Date of each such Lender is hereby extended and the Commitment of each such Lender is hereby increased, as applicable, to the respective Commitment Maturity Date and Commitment set forth on the Commitment Schedule. Section 6. Reaffirmation of Guaranty. By its signature hereto, the Parent represents and warrants that it has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Subsidiary Borrowers' obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 7. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier or other electronic means such as portable digital format (PDF).

Section 9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally blank. Signatures appear on the following pages.]

ANNEX A

Annex A to Second Amendment to Credit Agreement

Annex A

CREDIT AGREEMENT

AMONG

CAMERON INTERNATIONAL CORPORATION,

AND THE OTHER BORROWERS NAMED HEREIN

AS BORROWERS,

THE LENDERS NAMED HEREIN,

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT,

J.P. MORGAN SECURITIES LLC

AS LEAD ARRANGER AND SOLE BOOK RUNNER,

AND

THE ROYAL BANK OF SCOTLAND PLC, THE BANK OF TOKYO-MITSUBISHI UFJ,

LTD., DNB NOR BANK ASA, AND EXPORT DEVELOPMENT CANADA

AS SYNDICATION AGENTS

DATED AS OF

APRIL 14, 2008

AS AMENDED AND RESTATED AS OF

JUNE 6, 2011

PURSUANT TO THE SECOND AMENDMENT TO CREDIT AGREEMENT

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

SCHEDULES AND EXHIBITS

PRICING SCHEDULE

COMMITMENT SCHEDULE

EXHIBIT A-1 FORM OF IN-HOUSE COUNSEL OPINION

EXHIBIT A-2 FORM OF OUTSIDE COUNSEL OPINION

EXHIBIT B FORM OF COMPLIANCE CERTIFICATE

EXHIBIT C FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT D FORM OF LOAN/CREDIT RELATED MONEY TRANSFER

INSTRUCTION

EXHIBIT E FORM OF NOTE

EXHIBIT F FORM OF JOINDER AGREEMENT

EXHIBIT G FORM OF GUARANTY

SCHEDULE 1 MANDATORY COST FORMULAE

SCHEDULE 2 [RESERVED]

SCHEDULE 3 LIENS

SCHEDULE 4 EUROCURRENCY PAYMENT OFFICES OF THE AGENT

SCHEDULE 5 EXISTING LETTERS OF CREDIT

-vi-

CREDIT AGREEMENT

This Agreement dated as of April 14, 2008, as amended and restated as of June 6, 2011, is among Cameron International Corporation, Cameron Limited, Cameron GmbH, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux III SARL, the Lenders (defined below), The Royal Bank of Scotland plc, The Bank of Toyko-Mitsubishi UFJ, Ltd., DnB NOR Bank ASA, and Export Development Canada as Syndication Agents, and JPMorgan Chase Bank, N.A., as L/C Issuer and Administrative Agent. The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement:

“Additional Commitment Lender” is defined in Section 2.28(c).

"Additional Lender" is defined in Section 2.27(a).

"Additional Provision Date" means April 14, 2013, or such earlier date on which none of the Commitments has a Commitment Maturity Date of earlier than June 6, 2016.

"Administrative Agent" means JPMorgan Chase Bank, N.A. in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

"Administrative Questionnaire" means an administrative questionnaire supplied by the Administrative Agent.

"Advance" means a borrowing hereunder, (a) made by some or all of the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

"Agreed Currencies" means (a) Dollars, (b) so long as such currencies remain Eligible Currencies, British Pounds Sterling, Canadian Dollars, and, the Euro, and (c) any other Eligible Currency which a Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Lenders.

"Aggregate Commitment" means the aggregate of the Commitments of all the Lenders (both Commitments (All Borrowers) and the Commitment (EDC Permitted Borrowers)), as reduced or increased from time to time pursuant to the terms hereof.

"Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

"Agreement" means this credit agreement, as it may be amended, restated, modified or supplemented and in effect from time to time.

"Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time.

"Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

"Anniversary Date" means each annual anniversary of the Second Amendment Effective Date.

"Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees or usage fees are accruing at such time as set out in the attached Pricing Schedule.

"Applicable Margin" means, with respect to Advances of any Type or Facility LC's of any Type, at any time, the percentage rate per annum which is applicable at such time with respect to Advances or Facility LC's of such Type as set out in the attached Pricing Schedule.

"Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

"Arranger" means J.P. Morgan Securities LLC and its successors, in its capacity as Lead Arranger and Sole Book Runner.

"Article" means an article of this Agreement unless another document is specifically referenced.

"Authorized Officer" means, with respect to any of the Borrowers, any of the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, or controller, acting singly.

"Availability" is defined in Section 7.2.

"Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

"Bank Guaranty" means a guaranty executed by a LC Issuer with respect to obligations of a Borrower and provided pursuant to this Agreement.

"Borrower" means any of the Parent and the Borrowing Subsidiaries and "Borrowers" means, collectively, the Parent and the Borrowing Subsidiaries.

"Borrowing Date" means a date on which an Advance is made hereunder.

"Borrowing Notice" is defined in Section 2.9.

"Borrowing Subsidiary" means each of Cameron Limited, Cameron GmbH, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux III SARL and any other Subsidiary of the Parent which has entered into a Joinder Agreement.

"Business Day" means any day that is not a Saturday, Sunday or any other day on which commercial banks in New York City and Chicago are authorized or required by Law to remain closed; provided that, when used in connection with a Eurocurrency Loan or Loan denominated in an Agreed Currency, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits or Agreed Currencies in the principal financial center of the country in which payment or purchase of such Agreed Currency can be made or on which dealings in the relevant Agreed Currency are not carried on in the London interbank market (and, if the Advance which is the subject of a borrowing, drawing, payment, reimbursement or rate selection is denominated in Euros, the term "Business Day" shall also exclude any day that is not a TARGET day).

"Canadian Administrative Agent" means JPMorgan Chase Bank, N.A., Toronto Branch and its successors in its capacity as sub-agent of the Administrative Agent with respect to Loans and Facility LCs denominated in Canadian Dollars.

"Canadian Borrower" means any Borrowing Subsidiary which is incorporated under and operating in Canada or one of its provinces.

"Canadian Dollars" means the lawful currency of Canada.

"Canadian Prime Rate" means, for any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada and (b) the annual rate of interest equal to the sum of (i) the CDOR Rate for 30 days and

(ii) 0.50% per annum.

"Canadian Swing Line Borrowing Notice" is defined in Section 2.5.1(b).

"Canadian Swing Line Commitment" means the obligation of the Canadian Swing Line Lenders to make, in the aggregate for all such Lenders, Canadian Swing Line Loans up to a maximum principal amount of $15,000,000 at any one time outstanding.

"Canadian Swing Line Lender" means JPMorgan Chase Bank, N.A., Toronto Branch, and each other Lender which agrees at the request of the Parent to act as a Canadian Swing Line

Lender hereunder, or any other Lender which may succeed to their rights and obligations as Canadian Swing Line Lender pursuant to the terms of this Agreement, and "Canadian Swing Line Lenders" means, collectively, all of such Canadian Swing Line Lenders. Each Canadian Swing Line Lender must be exempt from withholding taxes imposed by Canada on interest payments made by the Parent or any Canadian Borrower, but need not be located in Canada.

"Canadian Swing Line Loan" means a Loan made available to the Parent or any Canadian Borrower by the Canadian Swing Line Lenders pursuant to Section 2.5.1.

"Canadian Swing Line Share" means, with respect to a Canadian Swing Line Lender, a portion equal to a fraction the numerator of which is the Dollar Amount set out opposite its signature below under the heading "Canadian Swing Line Loan Commitment" (as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof) and the denominator of which is Dollar Amount of the Canadian Swing Line Commitment.

"Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

"CDOR Rate" means, for any date, the per annum rate of interest which is the rate based on the rate applicable to Canadian Dollar bankers' acceptances for a term comparable to that specified in the Borrowing Notice appearing on the "Reuters Screen CDOR Page" on such date, or if such date is not a Business Day, then on the immediately preceding Business Day, provided, however, that if no such rate appears on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term and amount referred to above applicable to Canadian Dollar bankers' acceptances quoted by the Canadian Administrative Agent, or such other banks as may be appointed by the Canadian Administrative Agent in consultation with the Parent, as of 10:00 a.m. (Toronto time), on such date or, if such date is not a Business Day, then on the immediately preceding Business Day.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

"Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Parent.

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the LC Issuer (or, for purposes of Section 3.2, by any Lending Installation of such Lender or by such Lender's or the LC Issuer's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Closing Date" means the date on or after the date of this Agreement on which all conditions precedent set out in Section 4.1 hereof have been satisfied or waived by the party or parties entitled to performance thereof.

"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

"Collateral Shortfall Amount" is defined in Section 8.1.

"Commitment" means, for each Lender other than EDC, its Commitment (All Borrowers) and, for EDC, its Commitment (EDC Permitted Borrowers).

"Commitment (All Borrowers)" means, for each Lender other than EDC, the obligation of such Lender to make Revolving Loans to the Borrowers, and participate in Facility LCs issued upon the application of the Borrowers and the other Subsidiaries, in an aggregate amount not exceeding the amount set out in the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

"Commitment (EDC Permitted Borrowers)" means, for EDC, the obligation of such Lender to make Revolving Loans to the EDC Permitted Borrowers, and participate in Facility LCs issued upon the application of the EDC Permitted Borrowers and the other Subsidiaries in an aggregate amount not exceeding the amount set out in the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

"Commitment Fee" is defined in Section 2.6.1.

"Commitment Increase" is defined in Section 2.27(a).

"Commitment Maturity Date" means, with respect to each Lender, April 14, 2013, as such date may be extended from time to time pursuant to Section 2.28, or, if earlier, the Facility Termination Date. As of the Second Amendment Effective Date, certain Lenders have agreed to extend their respective Commitment Maturity Dates to June 6, 2016 (or to join as a Lender with such Commitment Maturity Date, as applicable), as set forth on the Commitment Schedule.

"Commitment Schedule" means the Schedule attached hereto and identified as such.

"Compliance Certificate" means a certificate substantially in the form of Exhibit B.

"Computation Date" is defined in Section 2.2.

"Consolidated EBITDA" means (a) Consolidated Net Income for any applicable period plus, to the extent deducted from revenues in determining Consolidated Net Income (a) Consolidated Interest Expense for such period, (ii) expenses for income and franchise taxes paid or accrued during such period, (iii) depreciation and amortization for such period, (iv) nonrecurring, non-cash charges for such period, and (iv) extraordinary losses incurred during such period other than in the ordinary course of business minus, to the extent included in Consolidated Net Income, extraordinary gains realized in such period other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries on a consolidated basis, and (b) includes, on a pro forma basis, Consolidated EBITDA of any Person acquired in accordance with Section 6.12 for the four fiscal quarters most recently ended prior to the date of such acquisition.

"Consolidated Indebtedness" means at any time the Indebtedness of the Parent and its Subsidiaries calculated on a consolidated basis as of such time.

"Consolidated Interest Expense" means, with reference to any period, the interest expense of the Parent and its Subsidiaries calculated on a consolidated basis for such period as determined in accordance with Agreement Accounting Principles.

"Consolidated Net Income" means, for any period, the net income (or loss) of the Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

"Consolidated Net Worth" means at any time the consolidated stockholders' equity of theParent and its Subsidiaries calculated on a consolidated basis as of such time; provided that any changes in consolidated stockholders' equity as a result of (a) foreign currency translation adjustments and (b) any change in the fair value of any Financial Contract pursuant to Financial Accounting Standards Board Bulletin No 133, in each case after the date hereof, shall be excluded when computing Consolidated Net Worth.

"Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, bank guaranties, operating agreement, take or pay contract, a standby letter of credit which supports a payment obligation, or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, and specifically excluding commercial letters of credit, standby letters of credit, and bank guaranties, in each case, which support performance obligations.

"Conversion/Continuation Notice" is defined in Section 2.10.

"Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

"Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

"Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

"Default" means an event described in Article VII.

"Defaulting Lender" means subject to Section 2.15.3, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code of the United States of America or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15.3) upon delivery of written notice of such determination to the Borrower, each LC Issuer, each Swing Line Lender and each Lender.

"Documentary Letter of Credit" means a commercial letter of credit qualifying as a trade-related contingency under 12 CFR Part 3, Appendix A, Section 3(b)(3) or any successor U.S. Comptroller of the Currency regulation.

"Dollar Amount" of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the equivalent in such currency of such amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, on or as of the most recent Computation Date provided for in Section 2.2.

"Dollars" and "$" means the lawful currency of the United States of America.

"EDC" means Export Development Canada, a corporation established under the laws of Canada.

"EDC Permitted Borrower" means the Parent and any Borrowing Subsidiary organized under the laws of a jurisdiction other than Canada.

"Eligible Currency" means any currency other than Dollars (a) that is readily available,

(b) that is freely traded, (c) in which deposits are customarily offered to banks in the London interbank market, (d) which is convertible into Dollars in the international interbank market and (e) as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency, (i) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (iii) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as all of the Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set out in Article II.

"Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

"Euro" and/or "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation. For purposes of this definition, "Participating Member State" means each state so described in any EMU Legislation and "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

"Eurocurrency" means any Agreed Currency.

"Eurocurrency Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

"Eurocurrency Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurocurrency Rate.

"Eurocurrency Payment Office" of the Administrative Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Administrative Agent specified as the "Eurocurrency Payment Office" for such currency in Schedule 4 hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent as it may from time to time specify to the Borrowers and each Lender as its Eurocurrency Payment Office.

"Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin, plus (c) (in the case of a Eurocurrency Loan of any Lender which is loaned from a Lending Installation in the United Kingdom or a Participating Member State) the Mandatory Cost (if any).

"Eurocurrency Reference Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Agreed Currency appearing on the appropriate page of Reuters which displays such rate for such Agreed Currency as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, in the case of a Eurocurrency Advance denominated in British Pounds Sterling, as of 11:00 a.m. (London time) on the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (a) if the applicable page of Reuters for such Agreed Currency is not available to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, for any reason, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the Applicable Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, or, in the case of a Eurocurrency Advance denominated in British Pounds Sterling, as of 11:00 a.m. (London time) on the first day of such Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, to be the arithmetic average of the rates reported to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent as applicable, by each Reference Lender as the rate at which such Reference Lender offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, in the case of a Eurocurrency Advance denominated in British Pounds Sterling, as of 11:00 a.m. (London time) on the first day of such Interest Period, in the approximate amount of such Reference Lender's relevant Eurocurrency Loan and having a maturity equal to such Interest Period. If any Reference Lender fails to provide such quotation to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, then the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, shall determine the Eurocurrency Reference Rate on the basis of the quotations of the remaining Reference Lender(s).

"European Administrative Agent" means J.P. Morgan Europe Limited and its successors in its capacity as sub-agent of the Administrative Agent with respect to Loans and Facility LCs denominated in British Pounds Sterling, Euro, and other Agreed Currencies to be agreed.

"Excess Obligations" is defined in Section 2.2(a).

"Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, Taxes imposed on its overall net income, and franchise Taxes imposed on it, (a) by the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under

Section 2.25), any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new Lending Installation) or is attributable to such Non-U.S. Lender's failure to comply with

Section 3.5(e), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Installation (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 3.5(a).

"Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

"Existing Letters of Credit" means, collectively, all letters of credit identified on Schedule 5 hereto and outstanding on the Closing Date.

" Extending Lender" is defined in Section 2.28.

"Facility LC" is defined in Section 2.26.1.

"Facility LC Application" is defined in Section 2.26.3.

"Facility LC Collateral Account" is defined in Section 2.26.11.

"Facility Termination Date" means June 6, 2016, as such date may be extended from time to time pursuant to Section 2.28, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

"FATCA" means Sections 1471 through 1474 of the Code, as of the Second Amendment Effective Date and any regulations or official interpretations thereof.

"Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

"Fee Letter" means that certain fee letter dated March 24, 2008, among Administrative Agent, Arranger and the Parent, as amended from time to time.

"Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (b) any Rate Management Transaction.

"Financial Letter of Credit" means a letter of credit other than a Performance Letter of Credit or a Documentary Letter of Credit, and shall include without limitation standby letters of credit issued to secure financial obligations.

"Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

"Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

"Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

"Foreign Subsidiary" means a Subsidiary not organized under the laws of the United States or any state, possession, or territory thereof.

"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender's Applicable Percentage of the outstanding L/C Obligations with respect to Facility LCs issued by such LC Issuer other than L/C Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender's Applicable Percentage of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or European Central Bank).

"Guaranty" means that certain Guaranty dated as of even date herewith, executed by the Parent in favor of the Administrative Agent, for the ratable benefit of the Lenders in the form of Exhibit G, as it may be amended or modified and in effect from time to time.

"Hazardous Materials" means the substances identified as such pursuant to CERCLA and any chemicals, substances, and wastes regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum or petroleum products Released into the environment, radionuclides, radioactive materials, and medical and infectious waste.

"Increasing Lender" is defined in Section 2.27(a).

"Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) Indebtedness of another Person, whether or not assumed, secured by (or for which the holder of such Indebtedness has the right, contingent or otherwise, to be secured by) a Lien on Property of such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations in respect of Indebtedness of another Person and (g) reimbursement obligations of such Person in respect of drawn letters of credit or acceptance financing; provided that, this defined term "Indebtedness" shall, except for purposes of clause (g) hereof, specifically exclude obligations of a Person in respect of commercial letters of credit, standby letters of credit, and bank guaranties, in each case, which support performance obligations, without regard to whether such obligations are secured or unsecured.

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months (or such other period as may be agreed by the Lenders with respect to a particular Agreed Currency) commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months (or such other applicable period) thereafter, provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such other applicable period), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or such other applicable period). If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

"Joinder Agreement" means an agreement substantially in the form of Exhibit F by which a Subsidiary of the Parent becomes a Borrower Subsidiary.

"JPMorgan" means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.

“LC Due Date” is defined as Section 2.26.6.

"LC Fee" is defined in Section 2.26.4.

"LC Issuer" means JPMorgan (or any Affiliate designated by JPMorgan) in its capacity as issuer of Facility LCs hereunder and, at any Borrower's option, any Lender (or, in the case of a Bank Guaranty, its applicable foreign Affiliate) who agrees to act in the capacity as issuer of Facility LCs hereunder and "LC Issuers" means, collectively, all of such LC Issuers.

"LC Obligations" means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

"LC Payment Date" is defined in Section 2.26.5.

"LC Sublimit" means $500,000,000 or, if less, the amount of the Aggregate Commitments.

"Lenders" means the lending institutions listed on the signature pages of this Agreement, any Additional Lenders, and any Additional Commitment Lenders, and, in each case, their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes the Swing Line Lenders.

"Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent with respect to each Agreed Currency listed on the Administrative Questionnaire or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.20.

"Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" means a Revolving Loan or Swing Line Loan.

"Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.16, the Guaranty, any Joinder Agreement and any other documents and agreements contemplated hereby and executed by any Borrower with or in favor of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Lender, as any such agreement, instrument or document may be amended, modified or supplemented from time-to-time.

"Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.

"Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of this Agreement, any Notes, the Guaranty, or any of the other material Loan Documents or the rights or remedies of the Administrative Agent, the applicable LC Issuer, or the Lenders thereunder.

"Material Indebtedness" is defined in Section 7.5.

"Material Subsidiary" means any Subsidiary of the Parent, which Subsidiary holds or constitutes 10% or more of either the Parent’s consolidated assets as at the last day of, or Consolidated EBITDA for the period of four fiscal quarters most recently ended as at the last day of, the most recent fiscal quarter for which the consolidated financial statements of the Parent are available at the time.

"Modify" and "Modification" are defined in Section 2.26.1.

"Moody's" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

"Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

"Non-Extending Lender" is defined in Section 2.28. For purposes of Section 2.2.2 and Section 2.25, the Lenders not extending their respective Commitment Maturity Dates to June 6, 2016 on the Second Amendment Effective Date (or joining on such date as a Lender with such Commitment Maturity Date, as applicable) shall constitute Non-Extending Lenders.

"Non-U.S. Borrower" is defined in Section 3.1(b).

"Non-U.S. Lender" is defined in Section 3.5(e).

"Note" is defined in Section 2.16.

"Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities, obligations under any Rate Management Transaction with any Lender in connection with Loans under this Agreement, and other obligations of the Borrowers (or any Borrower) or any other Subsidiary to the Lenders or to any Lender, any LC Issuer, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any indemnified party arising under the Loan Documents, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding.

"Offered Rate" means a per annum rate of interest offered by the US Swing Line Lender or the Canadian Swing Line Lender, as applicable, pursuant to Section 2.5.1(b) or Section 2.5.2(b) for a period comparable to the Interest Period requested for such Swing Line Loan and, with respect to any UK Swing Line Loan, the percentage rate per annum which is the sum of (i) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the European Administrative Agent at its request quoted by the principal London offices of JPMorgan Chase Bank, N.A., or such other banks as may be appointed by the European Administrative Agent in consultation with the Parent, to leading banks in the London interbank market as of 11:00 a.m. (London time) on the requested Borrowing Date for such Swing Line Loan for the offering of deposits in Euro or British Pounds Sterling or Dollars for a period comparable to the Interest Period requested for such Swing Line Loan and for settlement on that day; and (ii) the Applicable Margin for Eurocurrency Loans; and (iii) Mandatory Cost (if any).

"Offered Rate Advance" means a Swing Line Loan which bears interest at the Offered Rate.

"Original Currency" is defined in Section 2.14(b).

"Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

"Other Taxes" is defined in Section 3.5(b).

"Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (a) the aggregate principal amount of its Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (c) an amount equal to its Pro Rata Share of the LC Obligations (other than LC Obligations with respect to Bank Guaranties) at such time.

"Parent" means Cameron International Corporation and its successors and assigns.

"Participant Register" is defined in Section 12.1(c).

"Participants" is defined in Section 12.1(c).

"Payment Date" means the last day of each March, June, September and December.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"Performance Letter of Credit" means a letter of credit qualifying as a "performancebased standby letter of credit" under 12 CFR Part 3, Appendix A, Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation.

"Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent or any member of the Controlled Group may have any liability.

"Pricing Schedule" means the Schedule attached hereto identified as such.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

"Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment (All Borrowers) or Commitment (EDC Permitted Borrowers), as applicable, and the denominator of which is the Aggregate Commitment. In the case of any determination of a Lender's Pro Rata Share with respect to any Loan, Swing Line Loan or LC Obligations made to, for the account of, or owing by any Borrowing Subsidiary that is not an EDC Permitted Borrower, or any participations in any of the foregoing, or any interest or fees payable with respect to any of the foregoing, EDC's Pro Rata Share shall be zero.

"Protesting Lender" is defined in Section 2.24.

"Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Parent or any of its Subsidiaries which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Reference Lenders" means The Royal Bank of Scotland plc, The Bank of Toyko-Mitsubishi UFJ, Ltd., and DnB NOR Bank ASA.

"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

"Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.26 to reimburse the LC Issuers for amounts paid by any LC Issuer in respect of any one or more drawings under Facility LCs.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

"Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

"Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure. From and after the Additional Provision Date, the Commitment or, if applicable, Outstanding Credit Exposure, of a Defaulting Lender shall be disregarded in determining Required Lenders at any time.

"Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

"Revolving Loan" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set out in Section 2.1 (or any conversion or continuation thereof).

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

"Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

"Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

"Second Amendment" means the Second Amendment to Credit Agreement dated as of June 6, 2011, among the Borrowers, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

"Second Amendment Effective Date" means June 6, 2011.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Singapore Borrower" means any Borrowing Subsidiary which is incorporated under and operating in Singapore.

"Singapore Swing Line Borrowing Notice" is defined in Section 2.5.4(b).

"Singapore Swing Line Commitment" means the obligation of the Singapore Swing Line Lenders to make, in the aggregate for all such Lenders, Singapore Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

"Singapore Swing Line Lender" means JPMorgan Chase Bank, N.A., Singapore Branch and each other Lender which agrees at the request of the Parent to act as a Singapore Swing Line Lender hereunder, or any other Lender which may succeed to their rights and obligations as Singapore Swing Line Lender pursuant to the terms of this Agreement, and "Singapore Swing Line Lenders" means, collectively, all of such Singapore Swing Line Lenders. Each Singapore Swing Line Lender must be exempt from withholding taxes imposed by Singapore on interest payments made by any Singapore Borrower, but need not be located in Singapore.

"Singapore Swing Line Loan" means a Loan made available to any Singapore Borrower by the Singapore Swing Line Lenders pursuant to Section 2.5.4.

"Singapore Swing Line Share" means, with respect to a Singapore Swing Line Lender, a portion equal to a fraction the numerator of which is the Dollar Amount set out opposite its signature below under the heading "Singapore Swing Line Loan Commitment" (as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof) and the denominator of which is Dollar Amount of the Singapore Swing Line Commitment.

"Single Employer Plan" means a Plan, other than a Multiemployer Plan, maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group.

"Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Parent.

"Substantial Portion" means, with respect to the Property of the Parent and its Subsidiaries, Property which represents more than the greater of (a) $300,000,000 and (b) 20% of the consolidated assets of the Parent and its Subsidiaries as shown in the consolidated financial statements of the Parent and its Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available at the time such determination is made.

"Swing Line Commitments" means the Canadian Swing Line Commitment, the UK Swing Line Commitment, the Singapore Swing Line Commitment and the US Swing Line Commitment.

"Swing Line Lenders" means the Canadian Swing Line Lenders, the UK Swing Line Lenders, the Singapore Swing Line Lenders and the US Swing Line Lender.

"Swing Line Loans" means the Canadian Swing Line Loans, the UK Swing Line Loans, the Singapore Swing Line Loans and the US Swing Line Loans.

"Synthetic Lease" means (a) any lease that is treated as an Operating Lease under Agreement Accounting Principles but for which the Parent or any of the Subsidiaries is viewed as the owner of the leased Property under the Code and (b) guaranties by the Parent or any of the Subsidiaries of the obligations of the lessor of such leased Property which are secured by the payments due under the lease of such Property.

"TARGET Day" means any day on which the Trans-European Automatic Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euros.

"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing.

"Terminating Plan" means the Cameron International Corporation Retirement Plan.

"Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA,

(a) a Reportable Event, (b) the withdrawal of the Parent or any other member of a Controlled Group from such Plan during a plan year in which the Parent or any other member of a Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan, or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

"Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Facility LCs hereunder.

"Total Capitalization" means, at any time, the sum of Total Debt and Consolidated Net Worth at such time.

"Total Debt" means, at any time, that part of the Consolidated Indebtedness of the Parent and the Subsidiaries at such time which would be reflected on a balance sheet prepared in accordance with Agreement Accounting Principles.

"Transferee" is defined in Section 12.2.

"Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance, and with respect to any Facility LC, its nature as a Financial Letter of Credit, Performance Letter of Credit, Documentary Letter of Credit or Bank Guaranty.

"UK Borrower" means any Borrowing Subsidiary which is a Non-US Borrower.

"UK Swing Line Borrowing Notice" is defined in Section 2.5.3(b).

"UK Swing Line Commitment" means the obligation of the UK Swing Line Lenders to make, in the aggregate for all such Lenders, UK Swing Line Loans up to a maximum principal amount of $35,000,000 at any one time outstanding.

"UK Swing Line Lender" means J.P. Morgan Europe Limited, and each other Lender which agrees at the request of the Parent to act as a UK Swing Line Lender hereunder, or any other Lender which may succeed to their rights and obligations as UK Swing Line Lender pursuant to the terms of this Agreement, and "UK Swing Line Lenders" means, collectively, all of such UK Swing Line Lenders. Each UK Swing Line Lender must be exempt from withholding taxes imposed by the countries comprising the United Kingdom on interest payments made by the Parent or any UK Borrower that is incorporated under and operating in the United Kingdom, but need not be located in the United Kingdom.

"UK Swing Line Loan" means a Loan made available to the Parent or any UK Borrower by the UK Swing Line Lenders pursuant to Section 2.5.3.

"UK Swing Line Share" means, with respect to a UK Swing Line Lender, a portion equal to a fraction the numerator of which is the Dollar Amount set out opposite its signature below under the heading "UK Swing Line Loan Commitment" (as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof) and the denominator of which is Dollar Amount of the UK Swing Line Commitment.

"US Swing Line Borrowing Notice" is defined in Section 2.5.2(b).

"US Swing Line Commitment" means the obligation of the US Swing Line Lender to make US Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

"US Swing Line Lender" means JPMorgan or any other Lender which may succeed to its rights and obligations as US Swing Line Lender pursuant to the terms of this Agreement.

"US Swing Line Loan" means a Loan made available to a Borrower by the US Swing Line Lender pursuant to Section 2.5.2.

"USA Patriot Act" is defined in Section 9.14.

"Unfunded Liabilities" means the amount (if any) by which the actuarial present value of the benefit attributed by the pension benefit formula under all Single Employer Plans to employee service rendered prior to that date (based on current and past compensation levels) exceeds the fair value of all Plan assets, all determined as of the last day of the Borrowers' fiscal year using a calculation methodology, discount rate, expected return on Plan assets, rate of compensation increase, and other gain or loss components required or permitted under Statement of Financial Accounting Standards No. 87 in presenting the projected benefit obligation.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

"Wholly Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

1.2 Interpretive Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall".

Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law or regulation shall be construed, unless otherwise specified, as referring to such law or regulation as amended, modified, supplemented, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II

THE CREDITS

2.1 Commitment. From and including the date of this Agreement and prior to its respective Commitment Maturity Date, each Lender severally agrees, on the terms and conditions set out in this Agreement, to (a) make Revolving Loans to any Borrower (or, in the case of EDC, any EDC Permitted Borrower) in Agreed Currencies upon the request of any Borrower from time to time and (b) participate in Facility LCs issued upon the request of any Borrower (or, in the case of EDC, any EDC Permitted Borrower) or any Subsidiary, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, such Lender's Dollar Amount of its Outstanding Credit Exposure shall not exceed its Commitment, provided that (i) at no time shall Revolving Loans be outstanding hereunder in more than three different Agreed Currencies, (ii) at no time shall the Dollar Amount of Revolving Loans made in Agreed Currencies other than Dollars exceed the Aggregate Commitments and (iii) all Floating Rate Loans shall be made in Dollars. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date. Each Lender's Commitment to extend credit hereunder shall expire on its respective Commitment Maturity Date. The LC Issuers will issue Facility LCs hereunder on the terms and conditions set out in Section 2.26.

2.2 Determination of Dollar Amounts; Required Payments; Termination.

2.2.1 The Administrative Agent will determine the Dollar Amount of

(a) each Advance as of the date three Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Advance,

(b) all outstanding Advances on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders,

(c) the face amount of or any drawing under each Facility LC on and as of the date three Business Days prior to the proposed date of issuance (or Modification) or drawing, and

(d) the LC Obligations with respect to all outstanding Facility LCs on and as of the last Business Day of each quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b), (c), and (d) is herein described as a "Computation Date" with respect to each Advance or Facility LC for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount of the sum of (y) the aggregate principal amount of all outstanding Advances (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) plus (z) the aggregate amount of all outstanding LC Obligations other than Bank Guaranties (calculated, with respect to those Facility LCs denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Facility LC) exceeds the Aggregate Commitment (the amount of such excess, the "Excess Obligations"), the Borrowers shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such Excess Obligations. If no Advances are then outstanding or if any Excess Obligations remain outstanding upon repayment of all outstanding Advances, and provided that the Excess Obligations exceed $500, the Borrowers shall immediately make deposits to the Facility LC Collateral Account at the Administrative Agent's election either (i) in the applicable Agreed Currency or Currencies as determined by the Administrative Agent and in an amount equal to the amount of such Excess Obligations or (ii) in Dollars in an amount equal to 110% of the Dollar Amount (calculated as of the applicable Computation Date) of such Excess Obligations. If as of any Computation Date the amount of any such cash collateral held by the Administrative Agent on such date exceeds the amount required to be deposited by the Borrowers pursuant to preceding sentence by greater than $500, the Administrative Agent shall promptly release cash collateral to the Borrowers in the amount of such excess to the extent such cash collateral is not otherwise required under the terms of this Agreement.

2.2.2 Except as otherwise specifically provided in Section 2.26 with respect to Facility LCs (i) the Outstanding Credit Exposure to each Non-Extending Lender, and all other unpaid Obligations owing to each such Lender, shall be paid in full by the Borrowers on such Non-Extending Lender's Commitment Maturity Date and (ii) the Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

2.3 Ratable Loans. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.4 Types of Advances. The Advances may be (a) Floating Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.9 and 2.10, (b) Canadian Swing Line Loans selected by the Parent or the applicable Canadian Borrower in accordance with Section 2.5.1, (c) US Swing Line Loans selected by the applicable Borrower in accordance with Section 2.5.2, (d) UK Swing Line Loans selected by the applicable Borrower in accordance with Section 2.5.3 or (e) Singapore Swing Line Loans selected by the applicable Borrower in accordance with Section 2.5.4.

2.5 Swing Line Loans.

2.5.1 Canadian Swing Line Loans.

(a) Upon the satisfaction of the conditions precedent set out in Section 4.2 and, if such Canadian Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set out in Section 4.1 as well, from and including the date of this Agreement and prior to its respective Commitment Maturity Date, each Canadian Swing Line Lender agrees, on the terms and conditions set out in this Agreement, to make Canadian Swing Line Loans in Dollars or Canadian Dollars to the Parent or any Canadian Borrower from time to time in an aggregate principal Dollar Amount not to exceed, for all such Borrowers, the Canadian Swing Line Commitment, provided that (i) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (ii) at no time shall such Canadian Swing Line Lender's Outstanding Credit Exposure exceed the Dollar Amount of such Canadian Swing Line Lender's Commitment at such time. Canadian Swing Line Loans may bear interest at either the Offered Rate or, in the case of Loans denominated in Canadian Dollars, the Canadian Prime Rate. Subject to the terms of this Agreement, the Parent and the Canadian Borrowers may borrow, repay and reborrow Canadian Swing Line Loans at any time prior to the applicable Commitment Maturity Date.

(b) The Parent or the applicable Canadian Borrower shall deliver to the Canadian Administrative Agent and the Canadian Swing Line Lenders irrevocable written notice (a "Canadian Swing Line Borrowing Notice") not later than 11:00 a.m. (Toronto time) on the Borrowing Date of each Canadian Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), (ii) the aggregate amount of the requested Canadian Swing Line Loan which shall be an amount not less than $100,000, (iii) whether such Canadian Swing Line Loan shall be denominated in Dollars or Canadian Dollars, (iv) whether such Canadian Swing Line Loan shall bear interest at the Canadian Prime Rate or at the rate offered by the Canadian Swing Line Lender, upon request by the applicable Borrower, for Canadian Swing Line Loans for the applicable Interest Period, (v) in the case of a Canadian Swing Line Loan bearing interest at the Offered Rate, the Interest Period requested therefor, and (vi) the applicable Canadian Borrower.

(c) Promptly after receipt of a Canadian Swing Line Borrowing Notice, the Canadian Administrative Agent shall notify each Canadian Swing Line Lender by fax, or other similar form of transmission, of the requested Canadian Swing Line Loan. Not later than 2:00 p.m. (Toronto time) on the applicable Borrowing Date, each Canadian Swing Line Lender shall make available its Canadian Swing Line Share of the Canadian Swing Line Loan, in funds immediately available in Toronto, to the Canadian Administrative Agent at its address specified pursuant to Article XIII. The Canadian Administrative Agent will promptly make the funds so received from the Canadian Swing Line Lenders available to the Parent or the applicable Canadian Borrower on the Borrowing Date at the Canadian Administrative Agent's aforesaid address.

(d) Repayment of Canadian Swing Line Loans:

(i) Upon the occurrence of a Default, any Canadian Swing Line Lender may, upon notice to the Canadian Administrative Agent and the Administrative Agent, require each Lender (including such Canadian Swing Line Lender or its applicable Affiliate) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Canadian Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Canadian Swing Line Loan. Not later than noon (Toronto time) on the third Business Day following the date of any notice received pursuant to this Section 2.5.1, each Lender shall make available its required Revolving Loan, in funds immediately available in Toronto to the Canadian Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.1 shall be made in the currency in which the Canadian Swing Line Loan to be repaid is denominated, and shall be Eurocurrency Loans. Unless a Lender shall have notified such Canadian Swing Line Lender, prior to its making any Canadian Swing Line Loan, that any applicable condition precedent set out in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.1 to repay Canadian Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Canadian Administrative Agent, the Administrative Agent, any Canadian Swing Line Lender or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Parent or the applicable Canadian Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Canadian Administrative Agent of any amount due under this Section 2.5.1, the Canadian Administrative Agent and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Canadian Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Canadian Administrative Agent of any amount due under this Section 2.5.1, such Lender shall be deemed, at the option of the Canadian Administrative Agent, to have unconditionally and irrevocably purchased from such Canadian Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Canadian Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the applicable rate determined by the Canadian Administrative Agent in its discretion as the appropriate rate for interbank settlements, in each case, for each day during the period commencing on the date of demand and ending on the date such amount is received.

(ii) All Canadian Swing Line Loans shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period therefor (subject to Section 2.10(b)) and on the applicable Commitment Maturity Date. Interest accrued on Canadian Swing Line Loans shall be due and payable on the last day of the Interest Period therefor, in the case of Loans bearing interest at the Offered Rate, on each Payment Date, in the case of Loans bearing interest at the Canadian Prime Rate, on any date on which such Canadian Swing Line Loans are prepaid, whether due to acceleration or otherwise, and on the applicable Commitment Maturity Date.

2.5.2 US Swing Line Loans.

(a) Upon the satisfaction of the conditions precedent set out in Section 4.2 and, if such US Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set out in Section 4.1 as well, from and including the date of this Agreement and prior to its respective Commitment Maturity Date, the US Swing Line Lender agrees, on the terms and conditions set out in this Agreement, to make US Swing Line Loans in Dollars to any Borrower from time to time in an aggregate principal amount not to exceed the US Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment. US Swing Line Loans may bear interest at either the Offered Rate or the Floating Rate. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow US Swing Line Loans at any time prior to the applicable Commitment Maturity Date.

(b) The applicable Borrower shall deliver to the Administrative Agent and the US Swing Line Lender irrevocable notice (a "US Swing Line Borrowing Notice") not later than noon (Central time) on the Borrowing Date of each US Swing Line Loan specifying (a) the applicable Borrowing Date (which date shall be a Business Day), (ii) the aggregate amount of the requested US Swing Line Loan which shall be an amount not less than $1,000,000 and in integral multiples of $100,000 in excess thereof, (iii) whether such US Swing Line Loan shall bear interest at the Floating Rate or at the rate offered by the US Swing Line Lender, upon request by the applicable Borrower, for US Swing Line Loans for the applicable Interest Period, and (iv) in the case of a US Swing Line Loan bearing interest at the Offered Rate, the Interest Period requested therefor.

(c) Promptly after receipt of a US Swing Line Borrowing Notice, the Administrative Agent shall notify the US Swing Line Lender by fax, or other similar form of transmission, of the requested US Swing Line Loan. Not later than 2:00 p.m. (Central time) on the applicable Borrowing Date, the US Swing Line Lender shall make available the US Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will promptly make the funds so received from the US Swing Line Lender available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address. (d) Repayment of US Swing Line Loans:

(i) Each US Swing Line Loan shall be paid in full by the applicable Borrower on or before the seventh day after the Borrowing Date for such US Swing Line Loan. In addition, US Swing Line Lender (A) may at any time in its sole discretion with respect to any outstanding US Swing Line Loan, or (B) shall on the seventh day after the Borrowing Date of any US Swing Line Loan, require each Lender (including the US Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such US Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such US Swing Line Loan. Not later than noon (Central time) on the date of any notice received pursuant to this Section 2.5.2(d), each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.2(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set out in this Article II. Unless a Lender shall have notified the US Swing Line Lender, prior to its making any US Swing Line Loan, that any applicable condition precedent set out in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.2(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the US Swing Line Lender or any other Person, (2) the occurrence or continuance of a Default or Unmatured Default, (3) any adverse change in the condition (financial or otherwise) of the Parent or the applicable Borrower, or (4) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.2(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.2(d), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from such US Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable US Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. Notwithstanding the foregoing, a Lender shall have no obligation to acquire a participation in a US Swing Line Loan pursuant to this paragraph if a Default shall have occurred and be continuing at the time such US Swing Line Loan was made and such Lender shall have notified the US Swing Line Lender in writing, prior to the making by the US Swing Line Lender of such US Swing Line Loan, that such Default has occurred and is continuing and that such Lender will not acquire participations in US Swing Line Loans made while such Default is continuing. No purchase by a Lender of a US Swing Line Loan pursuant to Section 2.5.2 shall require such Lender to exceed its Commitment.

(ii) All US Swing Line Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable as set out above in (i) above and on the applicable Commitment Maturity Date. Interest accrued on US Swing Line Loans shall be payable on each Payment Date and on any date on which such US Swing Line Loans are prepaid, whether due to acceleration or otherwise, and at maturity.

2.5.3 UK Swing Line Loans.

(a) Upon the satisfaction of the conditions precedent set out in Section 4.2 and, if such UK Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set out in Section 4.1 as well, from and including the date of this Agreement and prior to its respective Commitment Maturity Date, each UK Swing Line Lender agrees, on the terms and conditions set out in this Agreement, to make UK Swing Line Loans in Dollars, Euros or British Pounds Sterling to the Parent or any UK Borrower from time to time in an aggregate principal Dollar Amount not to exceed, for all such Borrowers, the UK Swing Line Commitment, provided that (i) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (ii) at no time shall such UK Swing Line Lender's Outstanding Credit Exposure exceed the Dollar Amount of such UK Swing Line Lender's Commitment at such time. UK Swing Line Loans may bear interest at either the Offered Rate or the Eurocurrency Rate. Subject to the terms of this Agreement, the Parent and the UK Borrowers may borrow, repay and reborrow UK Swing Line Loans at any time prior to the applicable Commitment Maturity Date.

(b) The Parent or the applicable UK Borrower shall deliver to the European Administrative Agent irrevocable written notice (a "UK Swing Line Borrowing Notice") not later than 11:00 a.m. (London time) on the Borrowing Date of each UK Swing Line Loan that is an Offered Rate Advance and three Business Days before the Borrowing Date for each UK Swing Line Loan that is a Eurocurrency Advance, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), (ii) the aggregate amount of the requested UK Swing Line Loan which shall be an amount not less than $500,000, (iii) whether such UK Swing Line Loan shall be denominated in Dollars, Euros or British Pounds Sterling, (iv) whether such UK Swing Line Loan shall bear interest at the Eurocurrency Rate or at the Offered Rate for UK Swing Line Loans, (v) in the case of a UK Swing Line Loan bearing interest at the Eurocurrency Rate, the Interest Period applicable thereto and, in the case of a UK Swing Line Loan bearing interest at the Offered Rate, the Interest Period requested therefor, and (vi) the applicable UK Borrower.

(c) Promptly after receipt of a UK Swing Line Borrowing Notice, the European Administrative Agent shall notify each UK Swing Line Lender by fax of the requested UK Swing Line Loan. Not later than 2:00 p.m. (London time) on the applicable Borrowing Date, each UK Swing Line Lender shall make available its UK Swing Line Share of the UK Swing Line Loan, in funds immediately available in London, to the European Administrative Agent at its address specified pursuant to Article XIII. The European Administrative Agent will promptly make the funds so received from the UK Swing Line Lenders available to the Parent or the applicable UK Borrower on the Borrowing Date at the European Administrative Agent's aforesaid address.

(d) Repayment of UK Swing Line Loans: (i) Upon the occurrence of a Default, any UK Swing Line Lender may, upon notice to the European Administrative Agent and the Administrative Agent, require each Lender (including such UK Swing Line Lender or its applicable Affiliate) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such UK Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such UK Swing Line Loan. Not later than 3:00 p.m. (London time) on the third Business Day following the date of any notice received pursuant to this Section 2.5.3, each Lender shall make available its required Revolving Loan, in funds immediately available in London to the European Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.3 shall be made in the currency in which the UK Swing Line Loan to be repaid is denominated, and shall be Eurocurrency Loans. Unless a Lender shall have notified such UK Swing Line Lender, prior to its making any UK Swing Line Loan, that any applicable condition precedent set out in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.3 to repay UK Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the European Administrative Agent, the Administrative Agent, any UK Swing Line Lender or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Parent or the applicable UK Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the European Administrative Agent of any amount due under this Section 2.5.3, the European Administrative Agent and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the European Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the European Administrative Agent of any amount due under this Section 2.5.3, such Lender shall be deemed, at the option of the European Administrative Agent, to have unconditionally and irrevocably purchased from such UK Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable UK Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the European Administrative Agent in its discretion as the appropriate rate for interbank settlements, in each case, for each day during the period commencing on the date of demand and ending on the date such amount is received.

(e) All UK Swing Line Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the last day of the Interest Period therefor (subject to Section 2.10(b)), on any date on which such UK Swing Line Loans are prepaid, whether due to acceleration or otherwise, and on the applicable Commitment Maturity Date.

2.5.4 Singapore Swing Line Loans.

(a) Upon the satisfaction of the conditions precedent set out in Section 4.2 and, if such Singapore Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set out in Section 4.1 as well, from and including the date of this Agreement and prior to its respective Commitment Maturity Date, each Singapore Swing Line Lender agrees, on the terms and conditions set out in this Agreement, to make Singapore Swing Line Loans in Dollars to any Singapore Borrower from time to time in an aggregate principal amount not to exceed, for all such Borrowers, the Singapore Swing Line Commitment, provided that (i) the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and (ii) at no time shall such Singapore Swing Line Lender's Outstanding Credit Exposure exceed the Dollar Amount of such Singapore Swing Line Lender's Commitment at such time. Singapore Swing Line Loans shall bear interest at the Eurocurrency Rate. Subject to the terms of this Agreement, the Singapore Borrowers may borrow, repay and reborrow Singapore Swing Line Loans at any time prior to the applicable Commitment Maturity Date.

(b) The Parent or the applicable Singapore Borrower shall deliver to the Administrative Agent and the Singapore Swing Line Lenders irrevocable written notice (a "Singapore Swing Line Borrowing Notice") not later than 10:00 a.m. (Singapore time) four Business Days before the Borrowing Date for each Singapore Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), (ii) the aggregate amount of the requested Singapore Swing Line Loan which shall be an amount not less than $1,000,000 and in multiples of $100,000 if in excess thereof, (iii) the Interest Period applicable to such Singapore Swing Line Loan, and (iv) the applicable Singapore Borrower.

(c) Promptly after receipt of a Singapore Swing Line Borrowing Notice, the Administrative Agent shall notify each Singapore Swing Line Lender by fax of the requested Singapore Swing Line Loan. Not later than 2:00 p.m. (Singapore time) on the applicable Borrowing Date, each Singapore Swing Line Lender shall make available its Singapore Swing Line Share of the Singapore Swing Line Loan, in funds immediately available in Singapore, to the applicable Singapore Borrower at such Singapore Swing Line Lender's address specified pursuant to Article XIII.

(d) Repayment of Singapore Swing Line Loans:

(i) Upon the occurrence of a Default, any Singapore Swing

Line Lender may, upon notice to the Administrative Agent, require each Lender (including such Singapore Swing Line Lender or its applicable Affiliate) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Singapore Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Singapore Swing Line Loan. Not later than noon (Central time) on the Business Day following the date of any notice received pursuant to this Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.5.4 shall be made in Dollars, and shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set out in this Article II. Unless a Lender shall have notified such Singapore Swing Line Lender, prior to its making any Singapore Swing Line Loan, that any applicable condition precedent set out in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Singapore Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, any Singapore Swing Line Lender or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Parent or the applicable Singapore Borrower, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from such Singapore Swing Line Lender, withoutrecourse or warranty, an undivided interest and participation in the applicable Singapore Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

(e) All Singapore Swing Line Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the last day of the Interest Period therefor (subject to Section 2.10(b)), on any date on which such Singapore Swing Line Loans are prepaid, whether due to acceleration or otherwise, and on the applicable Commitment Maturity Date.

2.6 Commitment Fee; Usage Fee; Reductions in Aggregate Commitment. 2.6.1 Commitment Fee. The Parent agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee") at a per annum rate equal to the Applicable Fee Rate times the actual daily amount by which such Lender’s Commitment exceeds the such Lender’s Outstanding Credit Exposure. The Commitment Fee shall accrue from the Second Amendment Effective Date to and including the Facility Termination Date, including at any time during which one or more of the conditions in Article IV are not met, and shall be payable on each Payment Date hereafter, on each respective Commitment Maturity Date, and on the Facility Termination Date.

2.6.2 Usage Fee. For all days on which the Aggregate Outstanding Credit Exposure exceeds 50% of the Aggregate Commitment, the Parent agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a usage fee at a per annum rate equal to the Applicable Fee Rate on the amount of the Aggregate Outstanding Credit Exposure from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter, on each respective Commitment Maturity Date, and on the Facility Termination Date.

2.6.3 Reductions in Aggregate Commitment. The Parent may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000 (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), upon at least three Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided that the amount of the Aggregate Commitment may not be reduced below the Dollar Amount of the Aggregate Outstanding Credit Exposure unless the amount of the excess of the Dollar Amount of the Aggregate Outstanding Credit Exposure over the amount of the reduced Aggregate Commitment is repaid concurrently with the reduction of the Aggregate Commitment. All accrued Commitment Fees and Usage Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.7 Minimum Amount of Each Advance. Each Eurocurrency Advance (other than a Swing Line Loan) shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), and each Floating Rate Advance (other than a Swing Line Loan or an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and in multiples of $500,000 if in excess thereof, provided that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.8 Optional Principal Payments. Any Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon two Business Days' prior notice to the Administrative Agent. The applicable Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans that bear interest at the Floating Rate or the Canadian Prime Rate, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of such outstanding Swing Line Loans, with notice to the Administrative Agent or Canadian Administrative Agent, as applicable, and the applicable Swing Line Lender(s) by 11:00 a.m. (Central time) or 11:00 a.m. (Toronto time), as applicable, on the date of repayment. Any Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of the outstanding Eurocurrency Advances upon three Business Days' prior notice to the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable. The Parent or any Canadian Borrower, UK Borrower, or Singapore Borrower, as applicable, may at any time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Canadian Swing Line Loans, US Swing Line Loans, UK Swing Line Loans, or Singapore Swing Line Loans, as applicable, that bear interest at the Eurocurrency Rate or the Offered Rate, or, in a minimum amount of $100,000 (or $500,000, in the case of UK Swing Line Loans) and increments of $50,000 in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), any portion of such outstanding Canadian Swing Line Loans, US Swing Line Loans, UK Swing Line Loans, or Singapore Swing Line Loans, as applicable, upon three Business Days' prior notice to the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable, and the applicable Swing Line Lender(s).

2.9 Method of Selecting Types and Interest Periods for New Advances. A Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. Such Borrower shall give the Administrative Agent (in the case of an Advance denominated in Dollars), the European Administrative Agent (in the case of an Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars), or the Canadian Administrative Agent (in the case of an Advance denominated in Canadian Dollars), as applicable, irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Central time) on the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan), 10:00 a.m. (Central time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Dollars, 10:00 a.m. (Toronto time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in Canadian Dollars, and 11:00 a.m. (London time) three Business Days before the Borrowing Date for each Eurocurrency Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars, specifying (a) the Borrowing Date, which shall be a Business Day, of such Advance, (b) the aggregate amount of such Advance, (c) the Type of Advance selected, (d) in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto, and (e) the applicable Borrower. Any Borrowing Notice with respect to a Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall be in writing. 2.10 Conversion and Continuation of Outstanding Advances. (a) Floating Rate Advances (other than Swing Line Loans which are addressed in clause (b) below) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurocurrency Advance (other than UK Swing Line Loans and Singapore Swing Line Loans which are addressed in clause (b) below) shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time

(i) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (A) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (B) the applicable Borrower shall have timely given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance, denominated in Dollars, for the same or another Interest Period or be converted into a Floating Rate Advance; and (ii) each such Eurocurrency Advance denominated in an Agreed Currency other than Dollars shall automatically continue as a Eurocurrency Advance in the same Agreed Currency with an Interest Period of one month unless (A) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (B) the applicable Borrower shall have timely given the European Administrative Agent, or Canadian Administrative Agent, as applicable, a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance, denominated in the same Agreed Currency, for the same or another Interest Period.

(b) Each US Swing Line Loan that is a Floating Rate Loan shall, subject to Section 2.5.2(d), continue as such unless prepaid or repaid. Each Canadian Swing Line Loan that is a Canadian Prime Rate Loan shall, subject to Section 2.5.1(d), continue as such unless prepaid or repaid. Each Swing Line Loan that is an Offered Rate Loan and each Swing Line Loan that is a Eurocurrency Loan, as applicable, shall, subject to Section 2.5.1(d), 2.5.2(d), 2.5.3(d), or 2.5.4(d), as applicable, continue as such until the end of the then applicable Interest Period therefor, at which time such Swing Line Loan shall be prepaid or repaid.

(c) Subject to the terms of Section 2.7, any Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same Agreed Currency; provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Such Borrower shall give the Administrative Agent (in the case of an Advance denominated in Dollars), the European Administrative Agent (in the case of an Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars), or the Canadian Administrative Agent (in the case of an Advance denominated in Canadian Dollars), as applicable, irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurocurrency Advance, which notice shall be in writing in the case of any continuation or conversion of a Eurocurrency Advance delivered to the European Administrative Agent or the Canadian Administrative Agent, not later than 10:00 a.m. (Central time) at least one Business Day prior to the date of the requested conversion or continuation, in the case of a conversion into a Floating Rate Advance, 10:00 a.m. (Central time) at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, 10:00 a.m. (Toronto time) at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Canadian Dollars, or 11:00 a.m. (London time) at least three Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in an Agreed Currency other than Dollars or Canadian Dollars, prior to the date of the requested conversion or continuation, specifying (i) the requested date, which shall be a Business Day, of such conversion or continuation, and (ii) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

2.11 Method of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (a) if such Loan is denominated in Dollars, not later than noon, Central Time, in Federal or other funds immediately available to the Administrative Agent at its address specified in or pursuant to Article XIII and, (b) if such Loan is denominated in an Agreed Currency other than Dollars, not later than noon, local time, in the city of the Administrative Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent's Eurocurrency Payment Office for such currency. Unless the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's, European Administrative Agent's, or Canadian Administrative Agent's, as applicable, aforesaid address. Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

2.12 Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan that bears interest at the Floating Rate or the Canadian Prime Rate shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate or the Canadian Prime Rate, as applicable, for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance or bearing interest at the Canadian Prime Rate will take effect simultaneously with each change in the Alternate Base Rate or Canadian Prime Rate, as applicable. Each Eurocurrency Advance and Offered Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent, European Administrative Agent, Canadian Administrative Agent, or applicable Swing Line Lender, as applicable, as applicable to such Eurocurrency Advance or Offered Rate Advance based upon the applicable Borrower's selections under Sections 2.5.1, 2.5.2, 2.5.3, 2.5.4, and 2.9, as applicable, and Section 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

2.13 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Parent declare that no Advance may be made as, converted into or continued at the end of the applicable Interest Period as a Eurocurrency Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Parent, declare that overdue amounts hereunder shall bear interest at a rate per annum equal to (a) in the case of overdue principal, the rate otherwise applicable thereto plus 2% per annum or (b) in the case of any other amount, the Floating Rate or Canadian Prime Rate, as applicable, plus 2% per annum, provided that, during the continuance of a Default with respect to a Borrower under Section 7.6 or 7.7, the interest rates set out above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender. Any notice given by Required Lenders under this Section 2.13 may be revoked by Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates.

2.14 Method of Payment. (a) Each Advance shall be repaid, each payment of interest thereon shall be paid, and each reimbursement of any amounts payable upon a drawing under any Facility LC shall be made in the currency in which such Advance or payment was made. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, at (except as set out in the next sentence) the Administrative Agent's, European Administrative Agent's, or Canadian Administrative Agent's, as applicable, address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrowers, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which any LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, among the Lenders. All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, among the Lenders. Each payment delivered to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, for the account of any Lender shall be delivered promptly by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, to such Lender in the same type of funds that the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, received at, (a) with respect to Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (ii) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the applicable Borrower at the address of the Administrative Agent's Eurocurrency Payment Office for such currency. Each of the Administrative Agent, the European Administrative Agent, and the Canadian Administrative Agent is hereby authorized to charge any account of any Borrower maintained with Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, or any of their Affiliates for each payment of principal, interest, Reimbursement Obligations, and fees as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.14 shall also be deemed to refer, and shall apply equally, to the LC Issuers, in the case of payments required to be made by any Borrower to any LC Issuer pursuant to Section 2.26.6.

(b) Notwithstanding the provisions of subsection (a) above, if, after the making of any Advance or the issuance of any Facility LC in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made or the Facility LC was issued (the "Original Currency") no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable, for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency (including any deposits required to be made to the Facility LC Collateral Account) shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.15 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

2.15.1 Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender's Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless any Borrower shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non- Defaulting Lender to exceed such Non-Defaulting Lender's Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

2.15.2 Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in Section 2.15.1 above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders' Fronting Exposure and (y) second, cash collateralize the LC Issuer's Fronting Exposure in accordance with the procedures set forth in Section 2.26.11 for so long as such Fronting Exposure is outstanding.

2.15.3 Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Swing Line Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.15.1), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

2.15.4 New Swing Line Loans/Facility LCs. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.15.5 Additional Defaulting Lender Adjustments. In addition, from and after the Additional Provision Date:

(a) Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuers' Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26.11; fourth, as the Borrower may request (so long as no Unmatured Default or Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers' future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.26.11; sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuers or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or funded Facility LC participations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded Facility LC participations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded Facility LC participations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.15.1. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15.5(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees. (A) (1) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), and (2) each Defaulting Lender shall be entitled to receive a Usage Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (y) the outstanding principal amount of the Loans funded by it, and (z) its Pro Rata Share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.26.11.

(B) Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.26.11.

(C) With respect to any Usage Fee or L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section

2.15.1 above, (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer's or Swing Line Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

2.16 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent, the European Administrative Agent, and the Canadian Administrative Agent, as applicable, shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent, the European Administrative Agent, and the Canadian Administrative Agent, as applicable, hereunder from the Borrowers and each Lender's share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit E (a "Note"). In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.17 Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices which the Administrative Agent or any Lender in good faith believes to be made by any person or persons that an Authorized Officer of the Parent has designated in writing to the Administrative Agent, which written authorization(s) may be relied upon by the Administrative Agent, in the case of any person so authorized, until such time as the Administrative Agent shall have received written notice from an Authorized Officer of the Borrower revoking such person's authority to make such telephonic notices, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Each Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. Notwithstanding the foregoing, each Borrower agrees and acknowledges that neither the European Administrative Agent nor the Canadian Administrative Agent shall take any such actions without prior written instructions from the applicable Borrower.

2.18 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance and Canadian Prime Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance or Canadian Prime Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance and Offered Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance or Offered Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance or Offered Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, LC Fees, and other fees (except as provided in the following sentence) shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Loans denominated in British Pounds Sterling, Loans comprised of Floating Rate Advances, and Advances bearing interest at the Canadian Prime Rate which shall be calculated for actual days elapsed on the basis of a 365-day year. Commitment Fees and Usage Fees shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment specified in Section 2.14. If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.19 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, will notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent) of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from an LC Issuer the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent as applicable, will notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent) of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate, and the Administrative Agent will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Lender agrees to furnish upon request timely information for the purpose of determining the Eurocurrency Rate.

2.20 Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and each LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or such LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or each LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and each LC Issuer may, by written notice to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.21 Non-Receipt of Funds by an Administrative Agent. Unless the applicable Borrower or a Lender, as the case may be, notifies the Administrative Agent, Europea Administrative Agent, or Canadian Administrative Agent, as applicable, prior to the date on which it is scheduled to make payment to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, or, in the case of a Lender, prior to 12:00 noon (Central time) on the date on which it is scheduled to make payment to the Administrative Agent of the proceeds of a Floating Rate Loan, of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of any Borrower, a payment of principal, interest or fees to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, may assume that such payment has been made. The Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, the recipient of such payment shall, on demand by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, repay to the Administrative Agent, European Administrative Agent, or CanadianAdministrative Agent, as applicable, the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, until the date the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the European Administrative Agent or Canadian Administrative Agent, as applicable, in its discretion of the appropriate rate for interbank settlements and, in each case, thereafter, the interest rate applicable to the relevant Loan or (b) in the case of payment by any Borrower, the interest rate applicable to the relevant Loan.

2.22 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrowers, the Lenders, and the European Administrative Agent or the Canadian Administrative Agent, as applicable, and such Loans shall not be denominated in such Agreed Currency but shall, except as otherwise set out in Section 2.15, be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one Business Day before such date that (a) it elects not to borrow on such date or (b) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

2.23 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as the case may be, in the specified currency, each of the Borrowers agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

2.24 Additional Borrowing Subsidiaries. Upon the request by the Parent and approval by the Administrative Agent, any Subsidiary of the Parent may, on the terms and conditions below, become a Borrowing Subsidiary hereunder provided that such Borrowing Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement, together with such evidence of corporate authority to enter into such Joinder Agreement as the Administrative Agent may reasonably request, including without limitation, opinions of legal counsel regarding such corporate authority and the enforceability of such Joinder Agreement and such other documents, governmental certificates, agreement as the Administrative Agent may reasonably request, including without limitation, information requested in order for the Administrative Agent or any Lender to comply with the Patriot Act. Upon receipt of such a request from the Parent, the Administrative Agent shall promptly notify the Lenders. If, within five (5) Business Days of delivery of such notice by the Administrative Agent, any Lender (a "Protesting Lender") shall notify the Parent and the Administrative Agent that it may not legally lend to, establish credit for the account of and/or do business with such applicant Borrowing Subsidiary, then the Parent shall, within five (5) Business Days of delivery of such notice by such Protesting Lender, either (A) notify the Administrative Agent and such Protesting Lender that it shall replace such Protesting Lender pursuant to Section 2.25 (and such applicant Borrowing Subsidiary shall not have the right to borrow or request Facility LCs hereunder until such replacement is consummated) or (B) cancel its request to designate such Subsidiary as a Borrowing Subsidiary hereunder.

2.25 Lender Replacement. The Parent shall be permitted to replace (in accordance with and subject to the restrictions contained in Section 12.1) any Lender which (a) makes an assertion of the type described in Section 3.3 or requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2 (either for its own account or for the account of any of its participants), (b) requires any Borrower to pay Taxes in respect of such Lender, (c) fails to make any Advance requested by it if the Required Lenders have made the Advances requested of them pursuant to the same Borrowing Notice, (d) is a Non-Extending Lender, (e) is a Protesting Lender or (f) is a Defaulting Lender; provided that (i) such replacement does not conflict with any applicable law, rule, regulation, or directive, (ii) no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) in the case of any replacement pursuant to clause (a), (b), or (c) hereof, prior to any such replacement, such Lender being replaced shall not have eliminated the continued need for repayment of amounts owing pursuant to Section 3.1 or 3.2, as applicable; and (iv) the Parent shall repay (or cause to be repaid) or the assignee shall pay to the Lender being replaced, the amount of the Obligations owing to such Lender on the date of replacement (including any amounts owing under Sections 3.1, 3.2 and 3.4). Notwithstanding any provision in this Agreement to the contrary, the Assignment and Assumption pursuant to which a Defaulting Lender is replaced shall be effective without execution by such Defaulting Lender.

2.26 Facility LCs.

2.26.1 Issuance. Each LC Issuer hereby agrees, on the terms and conditions set out in this Agreement, to issue Financial Letters of Credit, Performance Letters of Credit, Documentary Letters of Credit and Bank Guaranties (collectively with the Existing Letters of Credit, each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the date that is 5 Business Days prior to its respective Commitment Maturity Date upon the request of any Borrower or any Subsidiary; provided that (a) each Facility LC shall be issued in an Agreed Currency, (b) immediately after each such Facility LC is issued or Modified, the LC Obligations may not exceed the LC Sublimit, (c) immediately after each such Facility LC is issued or Modified, the Aggregate Outstanding Credit Exposure may not exceed the Aggregate Commitment, and (d) if the expiry date of such Facility LC would occur after the Commitment Maturity Date of any Lender, the stated amount of such Facility LC, together with the undrawn stated amount of all other Facility LCs with expiry dates occurring after such Commitment Maturity Date, may not exceed the portion of the Aggregate Commitment not expiring on such Commitment Maturity Date. No Facility LC shall have an initial expiry date later than five years after its issuance. Any Facility LC may provide for the renewal thereof for additional one-year periods unless the LC Issuer provides prior notice of non-renewal to the beneficiary, which periods shall not in any event extend the expiry date of such Facility LC more than 12 months beyond the respective Commitment Maturity Date. Any Bank Guaranty issued under this Agreement shall be subject to the additional requirements of Section 2.26.13 hereof. On the Closing Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Facility LCs issued and outstanding hereunder, and shall be subject to and governed by the terms and conditions hereof.

2.26.2 Participations. Upon the issuance or Modification by any LC Issuer of a Facility LC (other than a Bank Guaranty) in accordance with this Section 2.26, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.26.3 Notice. Subject to Section 2.26.1, the applicable Borrower or Subsidiary shall give the applicable LC Issuer notice prior to 10:00 a.m. (Central time), in the case of a Facility LC in US Dollars, 10:00 a.m. (Toronto time), in the case of a Facility LC in Canadian Dollars, or 11:00 a.m. (London time) in the case of a Facility LC in a currency other than US Dollars or Canadian Dollars, at least two Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the applicable currency, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, such LC Issuer shall promptly notify the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable, and the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable, shall promptly notify each Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent), of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC (if applicable). The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set out in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the applicable Borrower or Subsidiary shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as such LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.26.4 LC Fees. The applicable Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Financial Letter of Credit, Performance Letter of Credit and Documentary Letter of Credit, a letter of credit fee at a per annum rate equal to the Applicable Margin for such Type of Facility LC in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof (each such fee described in this sentence an "LC Fee"). The applicable Borrower shall also pay to the applicable LC Issuer for its own account with respect to each Facility LC (i) a fronting fee of 0.125% per annum of the initial stated amount (or, with respect to a Modification of any such Facility LC which increases the stated amount thereof, such increase in the stated amount), such fee to be payable on the date of such issuance or increase, and (ii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with such LC Issuer's standard schedule for such charges as in effect from time to time.

2.26.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent), and the applicable Borrower as to the amount demanded to be paid by such LC Issuer and the proposed payment date. Upon its determination to honor any such demand for payment, the applicable LC Issuer shall promptly notify the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable, and the applicable Borrower and the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, as applicable, shall promptly notify each other Lender (with a copy to the Administrative Agent, in the case of any such notice provided by the European Administrative Agent or the Canadian Administrative Agent) of such determination and of the LC Issuer's intended payment date therefor (the "LC Payment Date"). The responsibility of such LC Issuer to the Borrowers, the relevant Subsidiaries, and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted (or with respect to bank guaranties which are not backed by letters of credit, as applicable), it being understood that in the absence of any gross negligence or willful misconduct by such LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (a) such Lender's Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC (other than any Bank Guaranty), in the currency of such Facility LC, to the extent such amount is not reimbursed by the applicable Borrower pursuant to Section 2.26.6 below, plus (b) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of such LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Central time) in the case of a Facility LC in US Dollars, 11:00 a.m. (Toronto time), in the case of a Facility LC in Canadian Dollars, or 11:00 a.m. (London time) in the case of a Facility LC in a currency other than US Dollars or Canadian Dollars, on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate or, in the case of an amount payable in a currency other than Dollars, the overdraft cost or other applicable rate determined by the European Administrative Agent or Canadian Administrative Agent in its discretion as the appropriate rate for interbank settlements for the first three days and, thereafter, at a rate of interest equal to the rate then payable by the applicable Borrower on such amount.

2.26.6 Reimbursement by Borrower. Each Borrower shall be irrevocably and unconditionally obligated to reimburse each LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by such LC Issuer upon any drawing under any Facility LC (provided that, unless the applicable Borrower has received notice of such drawing prior to the LC Payment Date, such reimbursement shall not be due until the Business Day next following the day on which such notice is received, being referred to herein as the "LC Due Date"), in the currency of such Facility LC, without presentment, demand, protest or other formalities of any kind; provided that no Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of any LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (b) any LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by any LC Issuer and remaining unpaid by such Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) the rate reasonably determined by the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, that would be applicable for a Loan to such Borrower in such Applicable Currency for such day if such day falls on or before the applicable LC Due Date and (ii) the sum of 2% plus the foregoing rate for such day if such day falls after such LC Due Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from any Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC (other than any Bank Guaranty) issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to Section 2.26.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set out in Article IV), any Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.26.7 Obligations Absolute. The Borrowers' obligations under this Section 2.26 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, (a) the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or (b) any dispute between or among any Borrowers and/or any Subsidiaries, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred, or (c) any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuers shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrowers agree that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and relevant Subsidiaries and shall not put any LC Issuer or any Lender under any liability to any Borrower or any Subsidiary. Nothing in this Section 2.26.7 is intended to limit the right of any Borrower to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.26.6.

2.26.8 Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.26, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.26.9 Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, each LC Issuer, the Administrative Agent, the European Administrative Agent, and the Canadian Administrative Agent and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights any Borrower may have against any Defaulting Lender) or (b) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that no Borrower shall be required to indemnify any Lender, any LC Issuer or the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) such LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.26.9 is intended to limit the obligations of any Borrower under any other provision of this Agreement.

2.26.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or such LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.26 or any action taken or omitted by such indemnitees hereunder.

2.26.11 Facility LC Collateral Account. (a) Each Borrower agrees that it will, as provided in clause (b) below, as provided in Section 2.2(a), upon the occurrence of any Default described in Section 7.6 or Section 7.7, or upon the request of the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) upon a Default, and until the final expiration date of any Facility LC (other than a Bank Guaranty) and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC (other than a Bank Guaranty), maintain a special collateral account (the "Facility LC Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the ratable benefit of the Lenders and the LC Issuers and in which such Borrower shall have no interest other than as set out in Section 2.2(a) and Section 8.1. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the LC Obligations and LC Fees. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit or other time deposits of JPMorgan having a maturity not exceeding 30 days. The Parent may select the maturities of such certificates of deposit upon reasonable prior notice to the Administrative Agent; however, if the Parent fails to provide such notice, the Administrative Agent shall select the applicable maturities in its sole discretion. Nothing in this Section 2.26.11 shall either obligate the Administrative Agent to require any Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.2(a), Section 8.1, or clause (b) below.

(b) Each Borrower agrees that, if 45 days prior to the then-applicable Commitment Maturity Date of any LC Issuer, the Commitment Maturity Date of such LC Issuer has not been extended and such LC Issuer has not agreed to extend its Commitment Maturity Date as provided in Section 2.28(b), then, with respect to each Facility LC (other than Bank Guaranties) issued by such LC Issuer with an expiry date later than 5 Business Days prior to the then-applicable Commitment Maturity Date of such LC Issuer, the Borrowers shall provide the applicable LC Issuer with a letter of credit, issued by another LC Issuer or other issuing bank reasonably acceptable to such LC Issuer, naming such LC Issuer as beneficiary, and otherwise reasonably acceptable to such LC Issuer (each, such letter of credit a "Back-Up LC") in the currency of such Letter of Credit and in an amount equal to 100% of the outstanding LC Obligations (other than LC Obligations with respect to Bank Guaranties) plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs, in each case, issued by such LC Issuer; provided that if such then-applicable Commitment Maturity Date is the Facility Termination Date, the Borrowers shall either (i) deposit cash collateral in the Facility LC Collateral Account or (ii) provide the applicable LC Issuer with a Back-Up LC as described above, in each case, in the currency of such Letter of Credit and in an amount equal to 100% of the outstanding LC Obligations (other than LC Obligations with respect to Bank Guaranties) plus the amount of all LC Fees scheduled to be paid through the expiration date of the Facility LCs issued by such LC Issuer. Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. Upon the extension of the Commitment Maturity Date of such LC Issuer, the Administrative Agent shall promptly release to the Borrowers all cash collateral provided by the Borrowers, or the applicable LC Issuer(s) shall return all Back-Up LCs to the issuing banks for cancellation, as applicable. Upon the cancellation, surrender, or payment of each Facility LC for which cash collateral or a Back-Up LC was provided pursuant to this Section 2.26.11(b), the Administrative Agent shall promptly release cash collateral to the Borrowers, or the applicable LC Issuer shall instruct the applicable Back-Up LC issuer to reduce the amount available to be drawn under any applicable Back-Up LC, as applicable, in the amount of the LC Obligations (other than Bank Guaranties) which are no longer outstanding as a result thereof, together with the amount of all corresponding LC Fees which will no longer become payable excluding in each case, the amounts applied by Administrative Agent under Section 8.1(c) to satisfy any LC Fees that have become due and payable by any Borrower.

(c) The obligations of each of the Borrowers under this Agreement and the other Loan Documents regarding Facility LC's, including without limitation obligations under Section 2.26, shall survive after the Facility Termination Date and termination of this Agreement for so long as any LC Obligations remain outstanding. Each Borrower further agrees that if cash collateral is required to be deposited or any Back-up LCs are required to be provided pursuant to Section 2.26.11(b), it will, promptly upon request of the Administrative Agent or any LC Issuer, as applicable, enter into such agreements, in form and substance reasonably acceptable to the Administrative Agent or such LC Issuer, as applicable, and such Borrower as the Administrative Agent or such LC Issuer may reasonably require to effectuate the provisions of Section 2.26.11(b) and otherwise govern the administration of the outstanding Facility LC's and the Facility LC Collateral Account or Back-Up LC requirements, as applicable, the Borrowers' Reimbursement Obligations and other obligations with respect thereto, and such other provisions as the Administrative Agent or such LC Issuer may reasonably require, in each case, to become effective on the applicable Commitment Maturity Date if the same is not extended.

2.26.12 Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

2.26.13 Bank Guaranties. Each LC Issuer's agreement to issue Bank Guaranties hereunder is conditioned upon (a) such LC Issuer's determination, in its sole discretion, that it is able to issue a Bank Guaranty in the applicable jurisdiction and (b) the simultaneous issuance by a LC Issuer of a Facility LC (other than a Bank Guaranty) supporting the applicable Borrower's obligations under such Bank Guaranty for the entire term thereof. Any Modification which increases or extends the amount or term of a Bank Guaranty shall be conditioned upon a simultaneous corresponding Modification of the Facility LC supporting such Bank Guaranty. The applicable Borrower or Subsidiary shall provide notice requesting the issuance or Modification, as applicable, of any such supporting Facility LC at the same time at which such Borrower or Subsidiary provides notice requesting the issuance or Modification, as applicable, of the Bank Guaranty which such Facility LC supports, all in accordance with Section 2.26.3.

2.26.14 Facility LCs Issued for Subsidiaries. The Parent authorizes and instructs each LC Issuer to issue Facility LCs upon request of any Subsidiary, and agrees that it shall be jointly and severally liable with such Subsidiary therefor. Notwithstanding that a Facility LC issued or outstanding hereunder is requested by or is for the account of a Subsidiary, the Parent shall be obligated to, and shall, with respect to each such Facility LC, reimburse the applicable LC Issuer hereunder for any and all drawings thereunder, pay all fees and expenses payable hereunder, satisfy all indemnification obligations payable hereunder, provide all cash collateral required hereunder, and otherwise satisfy all obligations hereunder of the "applicable Borrower" with respect to each such Facility LC. The Parent hereby acknowledges that the issuance of Facility LCs for the account of Subsidiaries inures to the benefit of the Parent, and that the Parent's business derives substantial benefits from the businesses of such Subsidiaries.

2.27 Increase in Aggregate Commitment.

2.27.1 Provided no Default or Unmatured Default exists, upon notice to the Administrative Agent, the Parent may request one or more increases (the amount of any uch increase being a "Commitment Increase") in the Aggregate Commitment which in he aggregate do not cause the Aggregate Commitment to exceed $1,250,000,000. The dministrative Agent shall promptly give the Lenders (each of which, in its sole iscretion, may determine whether and to what degree to participate in such Commitment ncrease) notice of such request. In its notice to the Administrative Agent, the Parent hall specify the time period within which each Lender is requested to respond (which hall not be less than 10 Business Days from the date of delivery of such notice to the dministrative Agent). Each Lender shall notify the Administrative Agent within such ime period whether or not it agrees to increase its Commitment and, if so, whether by an mount equal to, greater than, or less than its Pro Rata Share of such requested increase any such Lender that agrees to increase its Commitment hereunder, an "IncreasingLender"). Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. No Lender's Commitment amount shall be increased without the consent of such Lender. The Administrative Agent shall notify the Parent of the Lenders' responses to each request made hereunder. If the Increasing Lenders agree to increase their respective Commitments by an aggregate amount in excess of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Increasing Lenders in proportion to their respective Commitments immediately prior to the Increase Date. To achieve the full amount of a requested increase, the Borrowers may also invite additional assignees (in accordance with and subject to the restrictions contained in Section 12.1) to become Lenders (any such Lender, an "Additional Lender"). The sum of the increases in the Commitments of the Increasing Lenders plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase.

2.27.2 Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of (A) an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrowers, each Increasing Lender and each Additional Lender, setting forth the new Commitments of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of the Borrowers with respect to the Commitment Increase and such opinions of counsel for the Borrowers with respect to the Commitment Increase as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Revolving Loans to be made by each such Lender described in Section 2.27.3 below, if applicable, and (iii) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of an Authorized Officer of each Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to such Commitment Increase, and stating that both before and after giving effect to such Commitmen Increase (A) no Default has occurred and is continuing, and (B) all representations and warranties in this Agreement are true and correct in all material respects, unless such representation or warranty relates to an earlier date, in which case they are true and correct as of such earlier date. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of any Commitment Increase and the effective date thereof.

2.27.3 Upon the effective date of any Commitment Increase, if any Advances (other than Swing Line Loans) are then outstanding, each Increasing Lender and each Additional Lender shall provide funds to the Administrative Agent in the manner described in Section 2.2. The funds so provided by any such Lender shall be deemed to be a Revolving Loan made by such Lender on the date of such Commitment Increase, an in an amount such that after giving effect to such Commitment Increase and the Revolving Loans made on the date of such Commitment Increase, each Advance outstanding hereunder shall consist of Revolving Loans made by the Lenders ratably in accordance with each Lender's Pro Rata Share. Also upon giving effect to any Commitment Increase, each Lender shall participate in any outstanding Facility LC's (other than any Bank Guaranties) and Swing Line Loans ratably in accordance with its Pro Rata Share.

2.27.4 Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Revolving Loans on such date pursuant to Section 2.27.3 above, all calculations and payments of interest on the Advances and payment of amounts owing with respect to other Outstanding Credit Exposure of each Lender shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Revolving Loan made by such Lender during the relevant period of time.

2.27.5 The Aggregate Commitments may be increased in accordance with, and to the extent permitted by, this Section 2.27, without the consent of the requisite Lenders otherwise required under Section 8.2.

2.28 Extension of Facility Termination Date.

2.28.1 Second Amendment Effective Date Extension. On the Second Amendment Effective Date, the Commitment Maturity Dates of certain Lenders will be extended to June 6, 2016, while other Lenders shall maintain their respective original Commitment Maturity Dates, in each case, as set forth on the Commitment Schedule.

2.28.2 Post-Second Amendment Requests for Extension. The Parent may, on behalf of all Borrowers, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 60 days prior to any Anniversary Date (other than first Anniversary Date to occur hereunder), request that each Lender extend such Lender's Commitment Maturity Date for an additional one year from such Lender's Commitment Maturity Date then in effect. The Parent may not request more than two such extensions pursuant to this Section 2.28.2.

(a) Lender Elections to Extend. If the Parent makes the request in clause 2.28.2 above, each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 60 days prior to the applicable Anniversary Date and not later than the date that is 45 days prior to the applicable Anniversary Date (the "Notice Date"), advise the Administrative Agent whether or not such Lender agrees to such extension. Each Lender that decides not to extend its Commitment Maturity Date (each, a "Non-Extending Lender") and each Lender that decides to extend its Commitment Maturity Date (each, an "Extending Lender") shall notify the Administrative Agent of such decision promptly after such determination (but in any event no later than the Notice Date), and any Lender that does not otherwise advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension pursuant to this Section 2.28 shall not obligate any other Lender to so agree.

(b) Notification by Administrative Agent. The Administrative Agent shall notify the Parent of each Lender's determination under this Section at least 40 days prior to the applicable Anniversary Date (or, if such date is not a Business Day, on the immediately preceding Business Day).

(c) Additional Commitment Lenders. The Borrowers shall have the right, at any time on or before the date which is 30 days after the applicable Anniversary Date, to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more assignees (in accordance with and subject to the restrictions contained in Section 12.1) who shall agree to become Extending Lenders (each, an "Additional Commitment Lender") as provided in Section 2.25, each of which Additional Commitment Lenders shall have entered into an assignment agreement substantially in the form of Exhibit C pursuant to which such Additional Commitment Lender shall, effective at any time prior to the date which is 30 days after the applicable Anniversary Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date). Notwithstanding any provision contained herein to the contrary, from and after the date of any extension of any Commitment Maturity Date and the prepayment of any Revolving Loans on the applicable Anniversary Date pursuant to Section 2.25 and subsection (e) below, all calculations and payments of interest on the Advances and payment of amounts owing with respect to other Outstanding Credit Exposure of each Lender shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Revolving Loan made by such Lender during the relevant period of time.

(d) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed to extend their respective Commitment Maturity Dates and the additional Commitments of the Additional Commitment Lenders that have entered into an assignment agreement as provided in subsection (c) above shall equal or exceed 51% of the aggregate amount of the Commitments in effect immediately prior to the applicable Anniversary Date, then, effective as of the applicable Anniversary Date, the Commitment Maturity Date of each Extending Lender and of each such Additional Commitment Lender shall be extended to the date that is one year after such Lender's Commitment Maturity Date then in effect (except that, if such date is not a Business Day, such Commitment Maturity Date as so extended shall be the immediately preceding Business Day) and each such Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement. Such extension shall constitute an extension of the Facility Termination Date for all purposes of this Agreement. If any Additional Commitment Lender enters into an assignment agreement as provided in subsection (d) above after the applicable Anniversary Date (but in any event within 30 days after such date), then, effective as of the applicable effective date of such assignment (the "Assignment Date"), the Commitment Maturity Date of each such Additional Commitment Lender shall be the date that is one year after the Commitment Maturity Date then in effect for the Non-Extending Lender being replaced by the applicable Additional Commitment Lender (except that, if such date is not a Business Day, such Commitment Maturity Date as so extended shall be the immediately preceding Business Day) and each such Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement. Each Non-Extending Lender shall maintain its respective original Commitment Maturity Date, unless such Non- Extending Lender is replaced by an assignee as provided herein.

(e) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, any extension of any Commitment Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default or Unmatured Default shall have occurred and be continuing on the applicable Anniversary Date or Assignment Date, as applicable, and after giving effect to any extension granted under this Section;

(ii) the representations and warranties contained in this Agreement are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of the applicable Anniversary Date or Assignment Date, as applicable, and after giving effect thereto, as though made on and as the applicable Anniversary Date or Assignment Date, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) on the applicable Anniversary Date or Assignment Date, as applicable, the Borrowers shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Pro Rata Shares of the respective Lenders effective as of such date. In addition, upon giving effect to any revision of Pro Rata Shares pursuant to this Section 2.28, each Lender shall participate in any outstanding Facility LC's (other than any Bank Guaranties) and Swing Line Loans ratably in accordance with its Pro Rata Share.

ARTICLE III

YIELD PROTECTION; TAXES

3.1 Yield Protection. (a) If any Change in Law:

(i) subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes (other than with respect to Excluded Taxes or Indemnified Taxes covered under Section 3.5) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than (A) reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below),

(iii) results in the Mandatory Cost, as calculated hereunder, not representing the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

(iv) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurocurrency Loans or Commitment, or of issuing or participating in Facility LCs, (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro), or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LCs Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Eurocurrency Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or such LC Issuer, as the case may be, the Borrowers shall pay such Lender or such LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for the actual increased cost or reduction in amount received.

(b) If any law or any governmental or quasi governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, or any LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer of making or maintaining its Eurocurrency Loans to, or of issuing or participating in Facility LCs upon the request of, or of making or maintaining its Commitment to, any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Borrower") or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer in connection with such Eurocurrency Loans to, Facility LCs applied for by, or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, or such LC Issuer, as the case may be, such Non-U.S. Borrower shall pay such Lender, or such LC Issuer, as the case may be, such additional amount or amounts as will compensate it for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to clause (a)(ii) of the definition of "Eurocurrency Rate."

3.2 Changes in Capital Adequacy Regulations. (a) If any Lender or the LC Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the LC Issuer's capital or on the capital of such Lender's or the LC Issuer's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Facility LCs held by, such Lender, or the Facility LCs issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender's or the LC Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the LC Issuer's policies and the policies of such Lender's or the LC Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers shall, within 15 days of demand by such Lender or LC Issuer, as the case may be, pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender's or the LC Issuer's holding company for any such reduction suffered.

(b) Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to this Section or Section 3.1 shall not constitute a waiver of such Lender's or the LC Issuer's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the LC Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the LC Issuer's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate or the Eurocurrency Reference Rate, as applicable, or (b) the Administrative Agent is advised by the Required Lenders that the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4. If the Administrative Agent suspends the availability of Eurocurrency Advances under this Section 3.3, the availability of Eurocurrency Advances shall be reinstated upon, as applicable (i) the replacement of the Lender (or Lenders) which determined that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, or (ii) the Required Lenders determine that the circumstances giving rise to such notice no longer exist.

3.4 Funding Indemnification. If (a) any payment or conversion of a Eurocurrency Advance or any payment of an Offered Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance or an Offered Rate Advance or prepayment of a Eurocurrency Advance or an Offered Rate Advance is not made, converted, prepaid, or paid on the date specified by the applicable Borrower for any reason other than default by the Lenders, or (c) the assignment of any Eurocurrency Advance or Offered Rate Advance occurs on a date which is not the last day of the applicable Interest Period as a result of a request by the Parent pursuant to Section 2.25 or as a result of an assignment of all or any portion of the Commitment (EDC Permitted Borrowers) at a time when Revolving Loans are outstanding to any Borrower that is not an EDC Permitted Borrower, each of the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any actual loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

3.5 Taxes. (a) All payments by the Borrowers to or for the account of any Lender, any LC Issuer, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent hereunder or under any Note or LC Application shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes. If any Borrower shall be required by law to deduct any Indemnified Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such LC Issuer, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(b) In addition, each Borrower hereby agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes and any other excise or property Taxes which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

(c) Each Borrower hereby agrees to indemnify the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, each Lender, and each LC Issuer (the "Indemnified Parties") for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) paid by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Lender, or such LC Issuer and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Indemnified Taxes or Other Taxes have been incorrectly or illegally asserted, the Indemnified Party shall use reasonable efforts to dispute such Taxes with the relevant Governmental Authority and shall cooperate with the Borrower in jointly managing, conducting and controlling such dispute; provided further that the Borrower shall pay the reasonable expenses of such dispute. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, such Lender, or such LC Issuer makes demand therefor pursuant to Section 3.6.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, on or prior to the date it becomes a Lender under this Agreement, deliver to each of the Borrowers and the Administrative Agent two (or such other number of copies as shall be requested) of whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8 BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8 ECI,

(iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Parent or any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8 BEN or,

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made. Each Non-U.S. Lender further undertakes to deliver to each of the Borrowers and the Administrative Agent (A) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (B) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by any Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower and the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.5(e), "FATCA" shall include any amendments made to FATCA after the date of this Agreement that are substantively comparable and not materially more onerous to comply with.

(f) For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to clause (e), above (unless such failure is due to a Change in Law occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(g) Any Lender or any LC Issuer entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note or LC Application pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(h) If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(h) shall survive the payment of the Obligations and termination of this Agreement.

(i) If the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent, or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.5, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.5 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of any Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set out in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of each of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Initial Credit Extensions. The Lenders shall not be required to make the initial Credit Extensions hereunder unless, prior to or concurrently with the making of such initial Credit Extensions, the following conditions precedent have been satisfied:

4.1.1 Closing Documents. The Administrative Agent shall have received on or before the Closing Date the following, each dated such date (unless otherwise specified) and duly executed by the respective party or parties thereto, in form and substance satisfactory to the Administrative Agent and the Lenders, and (except for the Notes) with sufficient copies for the Administrative Agent and each Lender:

(a) Copies of the Parent's (i) certificate of incorporation, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation, (ii) bylaws, certified by the Secretary or Assistant Secretary of the Parent, (iii) Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Parent is a party, (iv) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Parent authorized to sign the Loan Documents to which the Parent is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Parent, and (v) any other information required by Section 326 of the USA Patriot Act or deemed necessary for the Administrative Agent or any Lender to verify the identity of Parent as required by Section 326 of the USA Patriot Act.

(b) Copies of each Borrowing Subsidiary's (i) organizational documents, together with all amendments, and a certificate of good standing (if applicable), each certified by the appropriate governmental officer in its jurisdiction of incorporation, (ii) bylaws, certified by the Secretary, Assistant Secretary, director or other appropriate official of such Borrowing Subsidiary, (iii) resolutions or actions authorizing the execution of the Loan Documents to which such Borrowing Subsidiary is a party, (iv) an incumbency certificate, executed by the Secretary or Assistant Secretary, director or other appropriate official of each Borrowing Subsidiary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each such Borrowing Subsidiary authorized to sign the Loan Documents to which such Borrowing Subsidiary is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Borrowing Subsidiary, and (v) any other information required by Section 326 of the USA Patriot Act or deemed necessary for the Administrative Agent or any Lender to verify the identity of such Borrowing Subsidiary, as required by Section 326 of the USA Patriot Act.

(c) A certificate, signed by the chief financial officer of the Parent, stating that on the Closing Date (i) no Default or Unmatured Default has occurred and is continuing, (ii) each of the representations and warranties set out in Article V of this Agreement is true and correct on and as of the Closing Date, (iii) there has occurred no material adverse change in the consolidated financial condition of the Parent from that reflected in the Parent's consolidated financial statements as of December 31, 2007, and (iv) since December 31, 2007, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(d) A written opinion of the general counsel of the Parent, addressed to the Administrative Agent and the Lenders in substantially the form of Exhibit A1.

(e) A written opinion of the outside counsel to the Parent and the Borrowing Subsidiaries, addressed to the Administrative Agent and the Lenders in substantially the form of Exhibit A-2.

(f) Any Notes requested by a Lender pursuant to Section 2.16 payable to the order of each such requesting Lender.

(g) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(h) This Agreement, and all its attached Exhibits and Schedules.

(i) The Guaranty.

(j) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(k) Such other documents as any Lender or its counsel may have reasonably requested.

4.1.2 Fees.

(a) All fees, costs, and expenses of JPMorgan and its affiliates (including, without limitation, legal fees and expenses of counsel to the Administrative Agent) to be paid on the Closing Date shall have been paid, or arrangements acceptable to JPMorgan shall have been made for the payment thereof.

(b) The Parent shall have paid to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to pursuant to the terms of the Fee Letter, or as otherwise agreed from time to time.

4.2 Each Credit Extension. The Lenders shall not (except as otherwise set out in Section 2.5.1 and Section 2.5.2 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

(a) There exists no Default or Unmatured Default.

(b) The representations and warranties contained in Article V are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, which shall be true and correct in all respects) on and as of such earlier date.

With respect to any Borrower that is not a Material Subsidiary, the Lenders shall not (except as otherwise set out in Section 2.5.1 and Section 2.5.2 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension with respect to such Borrower if, on the applicable Credit Extension Date, a Default or Unmatured Default would exist if such Borrower were a Material Subsidiary; provided that any such circumstance that would not otherwise constitute a Default or Unmatured Default under this Agreement shall not be deemed to be a Default or Unmatured Default or affect the Lenders' Commitment to make Credit Extensions to the other Borrowers under this Agreement solely as a result of this paragraph.

Each Borrowing Notice, Swing Line Borrowing Notice, or request for issuance of a Facility LC, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in the preceding paragraph and Sections 4.2(a) and (b) have been satisfied. As a condition to making a Credit Extension, the Administrative Agent may require the applicable Borrower to deliver a certificate from an Authorized Officer of the Parent, certifying that such officer (a) has reviewed the terms of this Agreement and (b) has no knowledge of the existence of any condition or event which constitutes (or would constitute, if the applicable Borrower were a Material Subsidiary) a Default or Unmatured Default as of the date of such certificate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders that:

5.1 Existence and Standing. Each of the Borrowers is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each of the Borrowers and each of the Subsidiaries is duly qualified and in good standing (to the extent applicable) as a foreign corporation or other business entity and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted except where the failure to qualify may not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization and Validity. Each of the Borrowers has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrowers of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of the Borrowers is a party constitute legal, valid and binding obligations of each of the Borrowers enforceable against each of such Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by each of the Borrowers of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower or any of their respective Subsidiaries or (b) any Borrower's or any of their Subsidiaries' articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement, as the case may be, or (c) the provisions of any material indenture, instrument or agreement to which any of the Borrowers or any of their respective Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrowers or any of their Subsidiaries, is required to be obtained by any Borrower or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4 Financial Statements. The December 31, 2010 consolidated financial statements of the Parent and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in accordance with generally accepted accounting principles the consolidated financial condition and operations of the Parent and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

5.5 Taxes. The Parent and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Parent or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists.

5.6 Litigation and Contingent Obligations. Except for litigation disclosed in the Parent's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.

5.7 Subsidiaries. Each Borrowing Subsidiary is a Wholly-Owned Subsidiary, all of the issued and outstanding shares of capital stock of which is owned by the Parent or one of its Wholly-Owned Subsidiaries.

5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $50,000,000. Neither the Parent nor any other member of the Controlled Group has incurred, or is reasonably expected by the Parent to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no material Reportable Event has occurred with respect to any Plan, neither the Parent nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan other than the Terminating Plan.

5.9 Accuracy of Information. No information, exhibit or report furnished by the Parent or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

5.10 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Parent and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.11 [Reserved].

5.12 Compliance With Laws. The Parent and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13 Ownership of Properties. The Parent and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the respective material Property and assets owned by them.

5.14 Plan Assets; Prohibited Transactions. None of the Borrowers is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15 Environmental Matters. In the ordinary course of its business, the officers of the Parent consider the effect of Environmental Laws on the business of the Parent and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Parent and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Parent has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. None of the Parent or any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non compliance or remedial action is reasonably expected by the Parent to have a Material Adverse Effect.

5.16 Investment Company Act. None of the Parent or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

5.17 [Reserved].

5.18 [Reserved].

5.19 Foreign Assets Control Regulations, etc.. (a) Neither any Facility LC nor any part of the proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Parent nor any of its Subsidiaries (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The Parent and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) Neither any Facility LC nor any part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such act applies to the Parent and its Subsidiaries.

5.20 Obligations Pari Passu. The obligations of each Borrower arising under this Agreement and the Loan Documents rank pari passu and equal in right of payment with all of the other Indebtedness of each Borrower, which is not by its terms secured by any assets of each Borrower and its Subsidiaries, and which is not subordinate in right of payment to any other Indebtedness of such Borrower or its Subsidiaries.

ARTICLE VI

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Parent will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

(a) On or before the earlier of (i) 90 days after the close of each of its fiscal years and (ii) the date on which filing such report with the SEC is required (taking into account any extensions granted by the SEC), an unqualified audit report certified by Ernst & Young, L.L.P., or any other independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related profit and loss and statement of change of shareholders' equity, and a statement of cash flows; provided that, if any financial statement referred to in this Section 6.1(a) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder and Parent shall have notified the Lenders in its Compliance Certificate that such financial statement is so available, Parent shall not be obligated to furnish copies of such financial statements. The 90-day period referenced above shall be extended for up to 15 days for any fiscal year as to which the Parent has received an extension from the SEC for the filing of its annual report on SEC Form 10K.

(b) On or before the earlier of (i) 45 days after the close of the first three quarterly periods of each of its fiscal years and (ii) the date on which filing such report with the SEC is required (taking into account any extensions granted by the SEC), for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated profit and loss and statement of change of shareholders' equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of the Parent; provided that, if any financial statement referred to in this Section 6.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder and Parent shall have notified the Lenders in its Compliance Certificate that such financial statement is so available, Parent shall not be obligated to furnish copies of such financial statements. The 45-day period referenced above shall be extended for up to 15 days for any fiscal quarter as to which the Parent has received an extension from the SEC for the filing of its quarterly report on SEC Form 10Q.

(c) Together with the financial statements required under Sections 6.1(a) and (b), a Compliance Certificate signed by an Authorized Officer of the Parent showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(d) As soon as possible and in any event (i) within 30 days after the Parent knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 Business Days after the Parent knows that any other Termination Event with respect to any Plan has occurred, a statement, signed by an Authorized Officer of the Parent, describing such Termination Event and the action which the Parent proposes to take with respect thereto.

(e) As soon as possible and in any event within 30 days after receipt by the Parent, a copy of (i) any notice or claim to the effect that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Parent, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Parent or any of its Subsidiaries, which, in either case, could reasonably be expected to exceed $5,000,000.

(f) Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

(g) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission, provided that, if such registration statements and reports are readily available on-line through EDGAR and Parent shall have notified the Lenders in writing that such registration statements or reports are so available, Parent shall not be obligated to furnish copies of such documents.

(h) Such other information (including non financial information) as the Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, information requested in order for the Administrative Agent or any Lender to comply with the USA Patriot Act.

6.2 Use of Proceeds. The Parent will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for working capital, acquisitions and other general corporate purposes; provided that no proceeds of any Credit Extension to any EDC Permitted Borrower shall be contributed or loaned by such EDC Permitted Borrower to any Borrower that is not an EDC Permitted Borrower. Each Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U). Notwithstanding anything in this Section 6.2 to the contrary, the terms of this Section 6.2 shall not restrict the Parent and its Subsidiaries from continuing to use the pool of funds treasury management approach that they have used on a consistent basis during the 12 months immediately prior to the Closing Date and any funds advanced by EDC to an EDC Permitted Borrower which become part of the pool of funds allocated from time to time among the Parent and its Subsidiaries using this pool of funds treasury management approach shall be deemed to have been applied to a permitted use.

6.3 Notice of Default. The Parent will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4 Conduct of Business. The Parent will, and will cause each Borrowing Subsidiary to, continue to operate its core business in the oil field service industry and in other reasonably related industries and carry on and conduct its business in substantially the same manner as it is presently conducted and do all things necessary to maintain in full force and effect its legal existence and the requisite rights, franchises and authority material to the conduct of the business of Parent and its Subsidiaries, taken as a whole; provided that Subsidiaries may enter into mergers permitted by Section 6.12 and may (other than in the case of Borrowing Subsidiaries) be liquidated if such liquidation may not reasonably be expected to have a Material Adverse Effect.

6.5 Taxes. The Parent will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (a) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (b) where the failure to do so could not (in the aggregate for all such failures) reasonably be expected to have a Material Adverse Effect.

6.6 Insurance. The Parent will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Parent will furnish to any Lender upon request a summary of the insurance carried.

6.7 Compliance with Laws. The Parent will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect or for which the compliance is being contested in good faith by appropriate proceedings.

6.8 Maintenance of Properties. The Parent will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9 Inspection. The Parent will, and will cause each Subsidiary to, permit the Administrative Agent, by its representatives and agents, to inspect any of the Property, books and financial records of the Parent and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent and each Subsidiary, and to discuss the affairs, finances and accounts of the Parent and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent may designate The Administrative Agent shall give the Parent three (3) Business Days' notice of each such inspection, shall schedule such inspections during normal business hours, shall conduct the inspection in a manner that does not unreasonably and materially interfere with the business operations of the Parent and its Subsidiaries, and if no Default has occurred and is continuing, shall conduct no more than one inspection during each calendar year. When no Default has occurred and is continuing, any such inspection or examination shall be at the Administrative Agent's cost and expense. When a Default has occurred and is continuing, any such inspection or examination shall be at the Parent's cost and expense.

6.10 [Reserved].

6.11 Subsidiary Indebtedness. The Parent will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Subsidiary to the Parent or any other Subsidiary;

(c) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and was not incurred in contemplation of or in connection with such Person becoming a Subsidiary;

(d) any refunding or refinancing of any Indebtedness referred to in clause (c) above; provided that the amount of such Indebtedness is not increased and the maturity thereof is not extended;

(e) Indebtedness of any Subsidiary that has guaranteed the Obligations pursuant to a guarantee agreement that is an unlimited guaranty of payment and otherwise substantially similar to the Guaranty; and

(f) other Indebtedness in an aggregate principal amount outstanding at any time not exceeding 20% of Consolidated Net Worth at such time.

6.12 Merger. The Parent will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge into the Parent or any Subsidiary of the Parent and (b) the Parent or any Subsidiary may merge or consolidate with any other Person, so long as immediately thereafter (and after giving effect thereto), (i) no Default or Unmatured Default exists, (ii) in the case of a merger or a consolidation involving the Parent, the Parent is the continuing or surviving corporation, and (iii) in the case of a merger or a consolidation involving a Borrowing Subsidiary, if such Subsidiary is not the continuing or surviving entity, then the continuing or surviving entity has agreed in writing to assume the obligations of such Subsidiary under the Loan Documents.

6.13 Sale of Assets. Neither the Parent nor any Subsidiary shall, directly or indirectly, in one transaction or a series of transactions, sell, transfer, or otherwise dispose of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole.

6.14 [Reserved].

6.15 Liens. The Parent will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Parent or any of its Subsidiaries, except:

(a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

(c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(d) Utility easements, building restrictions and such othe encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the value of the same or interfere with the use thereof in the business of any Borrower or its Subsidiaries.

(e) Liens existing on the date hereof and described in Schedule 3.

(f) Liens in the form of cash collateral in an aggregate outstanding amount not at any time exceeding $350,000,000 securing the obligations of any Person in respect of commercial letters of credit, standby letters of credit, and bank guaranties, in each case, which support performance obligations.

(g) Liens in the form of deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, and other obligations of a like nature.

(h) Judgment Liens in respect of judgments that do not constitute a Default under Section 7.9.

(i) Banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions.

(j) Liens existing on any Property prior to the acquisition thereof by the Parent or any Subsidiary or existing on any Property of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, and (ii) such Lien shall not apply to any other Property of the Parent or any other Subsidiary.

(k) Liens other than those permitted by subsections (a) through (j) above securing Indebtedness or other obligations not at any time exceeding in the aggregate 10% of Consolidated Net Worth.

6.16 Affiliates. The Parent will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) pursuant to the reasonable requirements of the Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than any Borrower or such Subsidiary would obtain in a comparable arms length transaction and (b) transactions between and among the Parent and its Subsidiaries.

6.17 Environmental Matters. The Parent will, and will cause each Subsidiary to, (a) conduct its business so as to comply with all applicable material Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any applicable material Environmental Law, except where failure to comply or take action could not reasonably be expected to have a Material Adverse Effect and (b) establish and maintain a management system designed to ensure compliance with applicable material Environmental Laws and minimize financial and other risks to the Parent and each Subsidiary arising under applicable material Environmental Laws or as the result of environmentally related injuries to Persons or Property.

6.18 Restrictions on Subsidiary Payments. The Parent shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon the ability of any Material Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Parent, or (c) repay loans or advances from the Parent; provided that the foregoing limitations shall not apply to prohibitions or restrictions (i) that were existing at the time such Subsidiary was acquired by the Parent or any Subsidiary, were not created in contemplation of such acquisition, and are applicable only to such acquired Person and the Property and/or equity interests of such Person or (ii) contained in any agreement relating to the disposition of a Subsidiary, restricting such payments and advances by such Subsidiary pending its disposition.

6.19 ERISA Compliance. With respect to any Plan, neither the Parent nor any Subsidiary shall (a) fail to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (b) permit the occurrence of any Termination Event which could result in a liability to any Borrower or any other member of the Controlled Group in excess of (i) excluding the termination of the Terminating Plan, $25,000,000 or (ii) including the termination of the Terminating Plan, $50,000,000; (c) become an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan under circumstances such that withdrawal from such Multiemployer Plan could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Parent or its ability to perform its obligations under this Agreement, the Guaranty or any other material Loan Document; or (d) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan, in each case, which could result in liability to any Borrower or any other member of a Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.20 Total Debt to Total Capitalization Ratio. The Parent, on a consolidated basis with the Subsidiaries, shall not permit the ratio of Total Debt to Total Capitalization to be greater than 60% at any time.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Parent or any Material Subsidiary to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date such representation or warranty is made or deemed made.

7.2 Nonpayment of (a) principal of any Loan (other than a Swing Line Loan) when due, (b) principal of any Swing Line Loan (i) within five Business Days of when due if the Aggregate Commitments minus the Aggregate Outstanding Credit Exposure (the "Availability") on the date such principal payment is due is greater than or equal to the principal amount so due or (ii) when due if the Availability is less than the principal amount so due, (c) nonpayment of interest upon any Loan or of any Commitment Fee or Usage Fee, LC Fee, or other obligations under any of the Loan Documents within five days after the same becomes due, or (d) nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due.

7.3 The breach by any of the Borrowers of any of the terms or provisions of Sections 6.2, 6.3 (to the extent relating to the notice of a Default or Unmatured Default), 6.10 through 6.16, 6.18 and 6.20.

7.4 The breach by any of the Borrowers (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Administrative Agent or any Lender.

7.5 Failure of the Parent or any Material Subsidiary to pay when due any Indebtedness aggregating in excess of $75,000,000 ("Material Indebtedness"); or the default by the Parent or any Material Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event or condition is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Parent or any Material Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Parent or any Material Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that this Section 7.5 shall not apply to (a) a voluntary sale or disposition of any Property or asset that secures Material Indebtedness if such Material Indebtedness (or any portion thereof that becomes due as a result of such sale or disposition) is promptly paid and (b) any event or condition that causes, or permits the holder or such holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity, or declares such Material Indebtedness to be due and payable or required to be prepaid or repurchased prior to the stated maturity thereof, if such event or condition is in the nature of a mandatory prepayment requirement for asset sales, debt incurrences, equity issuances, excess cash flow, insurance proceeds, or extraordinary receipts.

7.6 The Parent or any Material Subsidiary shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws (or comparable foreign laws) as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws (or comparable foreign laws) as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying, or file an answer admitting, the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set out in this Section 7.6 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Without the application, approval or consent of the Parent or any Material Subsidiary a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent or any Material Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Parent or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Parent and its Material Subsidiaries which, when taken together with all other Property of the Parent and its Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9 The Parent or any Material Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more (a) judgments or orders for the payment of money in excess of $25,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $50,000,000) (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (b) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $50,000,000 or any Reportable Event that could reasonably be expected to have a Material Adverse Effect shall occur in connection with any Plan.

7.11 The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Parent or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $10,000,000 per annum.

7.12 The Parent or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of any Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $25,000,000.

7.13 The Parent or any of its Subsidiaries shall (a) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (b) violate any Environmental Law, which, in the case of an event described in clause (a) or clause (b), could reasonably be expected to have a Material Adverse Effect.

7.14 Any Change in Control shall occur.

7.15 The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Parent shall fail to comply with any of the material terms or provisions of the Guaranty to which it is a party, or the Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Facility LC Collateral Account. (a) If any Default described in Section 7.6 or Section 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer, or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount determined as set forth below in immediately available funds, which funds shall be held in the Facility LC Collateral Account. The Administrative Agent shall determine the difference of (i) the amount of LC Obligations at such time (other than LC Obligations with respect to Bank Guaranties), less (ii) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). The Borrowers will pay to the Administrative Agent, for deposit in the Facility LC Collateral Account, either (y) the Collateral Shortfall Amount in the applicable Agreed Currency or Currencies or (z) an amount equal to 110% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent. If any Default other than a Default under Section 7.6 or Section 7.7 exists and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (A) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each of the Borrowers hereby expressly waives, and (B) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon demand (and without any further notice or act), pay to the Administrative Agent either (y) the Collateral Shortfall Amount in the applicable Agreed Currency or Currencies or (z) an amount equal to 110% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent, which funds shall be deposited in the Facility LC Collateral Account.

(b) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent either (y) the Collateral Shortfall Amount in the applicable (as determined by the Administrative Agent) Agreed Currency or Currencies or (z) an amount equal to 110% of the Dollar Amount of the Collateral Shortfall Amount (calculated as of the applicable Computation Date) in Dollars, as elected by the Parent, which funds shall be deposited in the Facility LC Collateral Account.

(c) So long as any Facility LC is outstanding, amounts deposited in the Facility LC Collateral Account, if any, shall only be applied by the Administrative Agent to the payment of Reimbursement Obligations and LC Fees that are due and payable. If no Facility LC remains outstanding, and the Facility Termination Date has occurred or a Default is continuing, the Administrative Agent may apply the remaining amounts deposited in the Facility LC Collateral Account, if any, to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuers under the Loan Documents. If, following the deposit of cash collateral pursuant to this Section 8.1, all Defaults are cured or waived and no Default is continuing, the remaining amounts deposited in the Facility LC Collateral Account, if any, shall be returned to the Borrowers to the extent such cash collateral is not otherwise expressly required under the terms of this Agreement.

(d) At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

(e) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and the power of LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due have been obtained or entered, the Required Lenders (in their sole discretion) so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination and the Administrative Agent shall promptly release all or part of the cash collateral, as applicable, to the Borrowers to the extent such cash collateral is not otherwise required under the terms of this Agreement.

8.2 Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or Reimbursement Obligation or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or Reimbursement Obligation, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 11.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or any substantial portion of any cash collateral provided pursuant to this Agreement (other than in accordance with the terms of this Agreement), or waive the Borrowers' obligation to provide cash collateral pursuant to Section 2.26.11, without the prior written consent of each Lender or (vii) change the third sentence of Section 2.26.1 in a manner that would permit the expiry date of an "evergreen" Facility LC to extend more than 12 months beyond the respective Commitment Maturity Date; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Swing Line Lender hereunder without the prior written consent of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such LC Issuer or such Swing Line Lender, as the case may be. Notwithstanding anything to the contrary herein, from and after the Additional Provision Date, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Document (and any amendment, waiver, consent or any other Loan Document which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), nor shall a Defaulting Lender's vote or status as a Lender be required in determining majority, unanimity or other condition or effect of any vote, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, nor the principal amount of any Loan owed to such Defaulting Lender reduced or the final maturity thereof extended, without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, and (z) any waiver, amendment or modification changing the voting rights of a Defaulting Lender shall require the consent of each Lender, including such Defaulting Lender.

8.3 Preservation of Rights. No failure or delay by the Administrative Agent, any LC Issuer or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each LC Issuer and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 8.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Facility LC shall not be construed as a waiver of any Default or Potential Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Potential Default at the time.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Facility LC, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any LC Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Facility LC is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.1, 3.4, 3.5 and 9.6 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Facility LCs and the Commitments or the termination of this Agreement or any provision hereof.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers, and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers, and the Lenders relating to the subject matter thereof other than the Fee Letter.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent, the European Administrative Agent and/or the Canadian Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification. (a) The Parent shall pay (i) all reasonable out-ofpocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any LC Issuer in connection with the issuance, amendment, renewal or extension of any Facility LC or any demand for payment thereunder and (iii) all outof- pocket expenses incurred by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any LC Issuer or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or in connection with the enforcement or protection of its rights with respect to any Loans made hereunder and/or any Facility LC issued hereunder, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Facility LCs.

(b) Each of the Borrowers shall indemnify the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Facility LC or the use of the proceeds therefrom (including any refusal by any LC Issuer to honor a demand for payment under a Facility LC if the documents presented in connection with such demand do not strictly comply with the terms of such Facility LC), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

(c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Swing Line Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such LC Issuer or such Swing Line Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such LC Issuer or such Swing Line Lender in its capacity as such.

(d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Facility LC or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Parent and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements. If at any time any change in generally accepted accounting principles or the application thereof would affect the computation of any financial ratio or requirement, or any other terms, set out in any Loan Document, and the Parent shall so request, Administrative Agent, Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement or other terms to preserve the original intent thereof in light of such change in generally accepted accounting principles (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement or terms shall continue to be computed or determined in the same manner as it was computed or determined prior to such change.

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between each of the Borrowers on the one hand and the Lenders, the LC Issuers, the European Administrative Agent, the Canadian Administrative Agent and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arranger, any LC Issuer, nor any Lender shall have any fiduciary responsibilities to any Borrower. None of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arranger, any LC Issuer, or any Lender undertakes any responsibility to any Borrower to review or inform any Borrower of any matter in connection with any phase of any Borrower's business or operations. Each of the Borrowers agrees that none of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arranger, any LC Issuer, or any Lender shall have liability to any Borrower (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Arranger, any LC Issuer, or any Lender shall have any liability with respect to, and each of the Borrowers hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11 Confidentiality. (a) Each of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuers and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of the Parent or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "Information" means all information received from a Borrower relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any LC Issuer or any Lender on a nonconfidential basis prior to disclosure by a Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.11(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NONPUBLIC INFORMATION CONCERNING THE PARENT AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE PARENT OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATELEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NONPUBLIC INFORMATION ABOUT THE PARENT AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE PARENT AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.13 Disclosure. Each of the Borrowers and each Lender hereby (a) acknowledge and agree that Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates and (b) waive any liability of Administrative Agent or such Affiliate to any Borrower or any Lender, respectively, arising out of resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Administrative Agent or its Affiliates.

9.14 USA PATRIOT Act Notice. Each Lender that is subject to the USA Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of pub. L. 107-56 (signed into law October 26, 2001))(the "USA Patriot Act"), it is required to obtain, verify and record information that identified each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the USA Patriot Act.

9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

ARTICLE X

THE ADMINISTRATIVE AGENT

Each of the Lenders and each LC Issuer hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Potential Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Potential Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. Each of the European Administrative Agent and the Canadian Administrative Agent shall be deemed to be a sub-agent of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Article X.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the LC Issuers and the Parent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor which, if no Default under Sections 7.2, 7.6 or 7.7 exists, is approved by the Parent (which approval will not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders (and if applicable, approved by the Parent) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuers, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.6 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Neither any of the Lenders identified in this Agreement as a "co-agent" nor any Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. From and after the Additional Provision Date, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.2 Ratable Payments; Sharing of Set-offs. (a) If at any time insufficient funds are received by and available to the Administrative Agent, the European Administrative Agent, and/or the Canadian Administrative Agent, as applicable, to pay fully all amounts of principal, unreimbursed Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed Reimbursement Obligations then due to such parties.

(b) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Reimbursement Obligations or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Obligations and Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Obligations and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Obligations and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Obligations to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any LC Issuer that issues any Facility LC), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the LC Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Parent, provided that no consent of the Parent shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment;

(C) each LC Issuer; and

(D) each Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, provided that no such consent of the Parent shall be required if a Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non- public information about the Parent and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws;

(E) no such assignment shall be made (x) to the Parent or any of the Parent's Affiliates or Subsidiaries, or (y) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y), or (z) to a natural person;

(F) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Facility LCs and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs; and

(G) in the case of an assignment by EDC of all or a portion of its Commitment and Loans, the Commitment of the assignee shall constitute a Commitment (All Borrowers), and any necessary adjustments (including prepayment of outstanding Loans outstanding on the effective date of such assignment and the making of new Advances) shall be made so that, after giving effect to such assignment (i) each Lender shall participate in any outstanding Facility LCs (other than any Bank Guaranties) and Swing Line Loans ratably in accordance with its Pro Rata Share after giving effect to such assignment and (ii) each Advance outstanding hereunder shall consist of Revolving Loans made by the Lenders ratably in accordance with each Lender's Pro Rata Share after giving effect to such assignment.

For the purposes of this Section 12.1(b), the term "Approved Fund" has the following meaning:

"Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 9.6). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the LC Issuers and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any LC Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.5.1(d), 2.5.2(d), 2.5.3(d), 2.21, 2.26.5, 2.26.10, or 9.6(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Parent, the Administrative Agent, any LC Issuer or any Swing Line Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the LC Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.2 that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii) A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent's prior written consent. A Participant that would be a Non- U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.5(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

12.2 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or eligible assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Parent and its Subsidiaries, including without limitation any information contained in any audit reports pertaining to the Parent's and its Subsidiaries' assets for internal use by the Administrative Agent from information furnished to it by or on behalf of the Parent after the Administrative Agent has exercised its right of inspection pursuant to this Agreement; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

ARTICLE XIII

NOTICES

13.1 Notices. Except as otherwise permitted by Section 2.17 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to such party: in the case of any Borrower, the Administrative Agent, the European Administrative Agent, or the Canadian Administrative Agent at its address or facsimile number set out on the signature pages hereof, in the case of any Lender, at its address or facsimile number set out in its Administrative Questionnaire or in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and any Borrower in accordance with the provisions of this Section 13.1. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the day of receipt.

13.2 Change of Address. Any Borrower, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION. (a) EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER, OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER, OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER, OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, TEXAS.

(b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

15.3 WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE EUROPEAN ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT, EACH LC ISSUER, AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NOT REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer, and the Administrative Agent have executed this Agreement as of the date first above written.

CAMERON INTERNATIONAL CORPORATION

By:
Lorne E. Phillips
Treasurer

Address: 1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Lorne E. Phillips
Telephone: (713) 513-3336
Telecopy: (713) 513-3355

CAMERON LIMITED
CAMERON GMBH
CAMERON (SINGAPORE) PTE. LTD.
CAMERON CANADA CORPORATION
CAMERON (LUXEMBOURG) SARL

By:
Lorne E. Phillips
Attorney in Fact

Address: 1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: Lorne E. Phillips
Telephone: (713) 513-3336
Telecopy: (713) 513-3355

Signature Page to Credit Agreement

Commitment:

$70,000,000

JPMORGAN CHASE BANK, N.A.,

individually, as Administrative Agent, and as LC Issuer US Swing Line Commitment:

$25,000,000

By:
Helen A. Carr
Managing Director

Address: 712 Main Street, 12th Floor
Mail Code TX2S039
Houston, Texas 77002
Attention: Helen Carr
Telephone: (713) 216-7711
Telecopy: (713) 216-7794

Signature Page to Credit Agreement

UK Swing Line Commitment: J.P. MORGAN EUROPE LIMITED,

$35,000,000 as European Administrative Agent and UK Swing Line Lender

By:
Name:
Title:

Address: 125 London Wall
London, England EC2Y 5AJ
Attention: Agency
Telephone: 44 207 777 2360
Telecopy: 44 207 777 2352/2355

Signature Page to Credit Agreement

Canadian Swing Line Commitment:

JPMORGAN CHASE BANK, N.A.,

$15,000,000
TORONTO BRANCH, as Canadian
Administrative Agent and Canadian Swing Line Lender

By:
Helen A. Carr
Managing Director

Address:

200 Bay Street, Royal Bank Plaza
South Tower, Suite 1800
Toronto, Ontario M5J 2J2

Attention: Indrani Lazarus
Telephone: (416) 981-9218
Telecopy: (416) 981-9279

Signature Page to Credit Agreement

Singapore Swing Line Commitment:

JPMORGAN CHASE, N.A.,

$25,000,000

SINGAPORE BRANCH, as Singapore Swing Line Lender

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: DNB NOR BANK ASA

$65,000,000 individually and as Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

Address: 200 Park Avenue, 31st Floor
New York, New York 10166
Attention: Espen Kvilekval
Telephone: 212-681-3874
Telecopy: 212-681-3900

Signature Page to Credit Agreement

Commitment: EXPORT DEVELOPMENT CANADA

$65,000,000 individually and as Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: THE BANK OF TOKYO-MITSUBISHI UFJ,

$65,000,000 LTD., individually and as Syndication Agent

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: THE ROYAL BANK OF SCOTLAND PLC,

$65,000,000 individually and as Syndication Agent

By:
Name:
Title:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: BANCO BILBAO VIZCAYA ARGENTARIA

$50,000,000

By:
Name:
Title:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: BAYERISCHE HYPO-UND VEREINSBANK,

$50,000,000 AG

By:
Name:
Title:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: UBS LOAN FINANCE LLC

$50,000,000

By:
Name:
Title:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: AMEGY BANK NATIONAL ASSOCIATION

$35,000,000

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: CITIBANK, N.A.,

$35,000,000

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

Commitment: STANDARD CHARTERED BANK

$35,000,000

By:
Name:
Title:

By:
Name:
Title:

Address:

Attention:
Telephone:
Telecopy:

Signature Page to Credit Agreement

PRICING SCHEDULE

From the Second Amendment Effective Date until April 14, 2013:

APPLICABLE MARGIN	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V	LEVEL VI
Undrawn Commitment Fee – Non-Extended
Commitments	6.0 bps	7.5 bps	9.0 bps	11.0 bps	15.0 bps	17.5 bps
Undrawn Commitment Fee – Extended
Commitments	8.0 bps	10.0 bps	12.5 bps	20.0 bps	25.0 bps	30.0 bps
Eurocurrency Margin	30.0 bps	35.0 bps	40.0 bps	50.0 bps	65.0 bps	90.0 bps
Financial Letter of Credit Fee	30.0 bps	35.0 bps	40.0 bps	50.0 bps	65.0 bps	90.0 bps
Performance Letter of Credit Fee	15.00 bps	17.5 bps	20.0 bps	25.0 bps	32.5 bps	45.0 bps
Documentary Letter of Credit Fee	7.5 bps	8.75 bps	10.0 bps	12.5 bps	16.25 bps	22.5 bps
>50% Usage Fee	10.0 bps	10.0 bps	10.0 bps	10.0 bps	10.0 bps	10.0 bps

From April 14, 2013 and thereafter:

APPLICABLE MARGIN	LEVEL I	LEVEL II	LEVEL III	LEVEL IV	LEVEL V	LEVEL VI
Undrawn Commitment Fee	8.0 bps	10.0 bps	12.5 bps	20.0 bps	25.0 bps	30.0 bps
Eurocurrency Margin	30.0 bps	35.0 bps	40.0 bps	50.0 bps	65.0 bps	90.0 bps
Financial Letter of Credit Fee	30.0 bps	35.0 bps	40.0 bps	50.0 bps	65.0 bps	90.0 bps
Performance Letter of Credit Fee	15.00 bps	17.5 bps	20.0 bps	25.0 bps	32.5 bps	45.0 bps
Documentary Letter of Credit Fee	7.5 bps	8.75 bps	10.0 bps	12.5 bps	16.25 bps	22.5 bps
>50% Usage Fee	60.0 bps	60.0 bps	60.0 bps	60.0 bps	60.0 bps	60.0 bps

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"Level I Status" exists at any date if, on such date, the Parent's Moody's Rating is A2 or better or the Parent's S&P Rating is A or better.

"Level II Status" exists at any date if, on such date, (a) the Parent has not qualified for Level I Status and (ii) the Parent's Moody's Rating is A3 or better or the Parent's S&P Rating is A- or better.

Pricing Schedule to Credit Agreement

 "Level III Status" exists at any date if, on such date, (a) the Parent has not qualified for Level I Status or Level II Status and (ii) the Parent's Moody's Rating is Baa1 or better or the Parent's S&P Rating is BBB+ or better.

"Level IV Status" exists at any date if, on such date, (a) the Parent has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Parent's Moody's Rating is Baa2 or better or the Parent's S&P Rating is BBB or better.

"Level V Status" exists at any date if, on such date, (a) the Parent has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Parent's Moody's Rating is Baa3 or better or the Parent's S&P Rating is BBB- or better.

"Level VI Status" exists at any date if, on such date, the Parent has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

"Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Parent's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Parent's senior unsecured long-term debt securities without third-party credit enhancement.

"Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Parent's Status as determined by the then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Parent has neither a Moody's Rating nor an S&P Rating, then Level VI Status, or such other pricing level as may be agreed by the Parent, the Administrative Agent, and the Lenders, shall exist. If the credit ratings from Moody's and S&P fall within different categories, the Applicable Margin and Applicable Fee Rate shall be based on the higher of the two ratings unless the lower rating is two or more levels below the higher rating, in which case the rating which is one level above the lower rating will apply. If at any time the Parent has only a single rating from either Moody's or S&P, then the Applicable Margin and Applicable Fee Rate shall be based on the sole remaining rating.

Pricing Schedule to Credit Agreement

COMMITMENT SCHEDULE

[To come]

Commitment Schedule to Credit Agreement

EXHIBIT A-1

FORM OF IN-HOUSE COUNSEL OPINION

See Attached

Exhibit A-1 to Credit Agreement

APRIL 14, 2008

JPMorgan Chase Bank, N.A., as Administrative Agent
600 Travis Street, 20th Floor
Houston, Texas 77002
Attention: Helen Carr

and

Each of the Financial Institutions Identified on Schedule I hereto

Ladies and Gentlemen:

I have acted as General Counsel for Cameron International Corporation, a Delaware orporation (the "Parent"), and as Corporate Counsel for each of Cameron Limited, Cameron mbH, Cameron (Singapore) Pte. Ltd., Cameron (Luxembourg) SARL, and Cameron Canada orporation (each a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries"), in onnection with the Credit Agreement dated as of April 14, 2008 (the "Credit Agreement"), mong the Parent, the Borrowing Subsidiaries, the Lenders from time to time party to the Credit greement, The Royal Bank of Scotland plc, The Bank of Toyko-Mitsubishi UFJ, Ltd., DnB OR Bank ASA, and Export Development Canada, as Syndication Agents, and JPMorgan Chase ank, N.A., as Administrative Agent ("Agent") providing for extensions of credit to the Parent nd the Borrowing Subsidiaries. Terms defined in the Credit Agreement, and not otherwise defined in this opinion letter, have the meanings given them in the Credit Agreement.

This opinion is delivered to the addressees hereof upon the express instructions and equest of the Parent pursuant to Section 4.1.1(d) of the Credit Agreement.

In rendering the opinion expressed below, I have examined originals, or copies certified r otherwise identified to my satisfaction, of such corporate records, agreements, instruments and ocuments of the Parent and the Borrowing Subsidiaries, and certificates or other statements of ublic officials and corporate officers, and have made such other investigation of fact and law, as have deemed necessary in connection with the opinions set forth herein. In my examination, I ave assumed the genuineness of all documents submitted to me as originals and the conformity o originals of all documents submitted to me as copies.

Based upon the foregoing, and subject to the comments and exceptions hereinafter set forth, and having regard for such legal considerations I deem relevant, I am of the opinion that:

1. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Parent is, to the extent required and appropriate under applicable law, duly qualified, in good standing and duly authorized to conduct business as a foreign corporation in the jurisdictions specified in Schedule II hereto.

Exhibit A-1 to Credit Agreement

2. The Parent has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents, as defined in the Credit Agreement, to which it is a party, to own its assets and to carry on its business as presently conducted.

3. The execution, delivery and performance of the Parent and each Borrowing Subsidiary of each of the Loan Documents to which it is a party do not (a) violate any provision of law, rule or regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), or of any order, writ, judgment, decree, determination or award, which is presently in effect having applicability to such company, (b) conflict with or result in a breach of, or constitute a default under, the certificate or articles of incorporation, bylaws or other charter documents of the Parent or any Borrowing Subsidiary, (c) conflict with or result in a breach of, or constitute a default under, any material indenture, loan or credit agreement or other agreement or instrument for borrowed money known to me to which the Parent or any Borrowing Subsidiary is a party or by which the Parent or any Borrowing Subsidiary or any of any such company's property is bound, or (d) result in or require the creation or imposition of any Lien of any nature (except Liens permitted under the Credit Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Parent or any Borrowing Subsidiary.

4. Each of the Loan Documents has been duly authorized, executed and delivered by the Parent and any Borrowing Subsidiary party thereto.

5. No authorization, consent, approval, license, qualification or formal exemption from or filing, declaration or registration with, any court, governmental agency or other regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Parent or any Borrowing Subsidiary of the Loan Documents to which it is a party, except such as have been previously obtained and remain in full force and effect.

6. There is no action, suit, proceeding, governmental investigation or arbitration pending or, to my knowledge, threatened against the Parent or any Borrowing Subsidiary or any material property thereof before any court or arbitrator or any governmental or administrative body, agency or official which (a) challenges the validity, or seeks to enjoin the performance of, any Loan Document or (b) could reasonably be expected to have a Material Adverse Effect.

7. The Parent is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. With respect to the opinion set forth in paragraph 1 above, to the extent appropriate, I have relied exclusively upon certificates provided to me by the secretaries of state (or equivalent officials) of the jurisdictions in which the Parent is incorporated and in which it is qualified to do business.

With respect to the opinion set forth in paragraph 3 above, insofar as a review of the indentures, loan or credit agreements or other agreements or instruments for borrowed money, I have reviewed only those instruments filed with the Securities and Exchange Commission as an exhibit to any of the Parent's Form 10-Q, 10-K or 8-K reports or Registration Statements on Form S 4.

Exhibit A-1 to Credit Agreement

With respect to the opinion set forth in paragraph 6 above, I have made inquiry of those attorneys in the legal department of the Parent who are responsible for managing litigation, have caused a search of the pending litigation to be made in the District Clerk's office for Harris County, Texas and the Clerk for the U.S. District Court for the Southern District of Texas, and have relied on the Parent's disclosure of legal proceedings in its Form 10-K for the year ended December 31, 2007.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is limited to such laws and facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware or applicable federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not, without my permission, be circulated to, or relied upon by, any other Person, except Porter & Hedges, L.L.P., the Agent, the Lenders, any party that becomes a Participant, Lender or Agent under the Credit Agreement after the date hereof pursuant to the terms of the Credit Agreement, and any of their respective auditors, attorneys, loan participants, and assignees or as required by law or order of a court or other legal process.

Very truly yours,

William C. Lemmer

Exhibit A-1 to Credit Agreement

SCHEDULE I

LENDERS

JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank, N.A., Toronto Branch

J.P. Morgan Europe Limited
[Lenders]

Exhibit A-1 to Credit Agreement

EXHIBIT A-2

FORM OF OUTSIDE COUNSEL OPINION

See Attached

Exhibit A-2 to Credit Agreement

APRIL 14, 2008

JPMorgan Chase Bank, N.A., as Administrative Agent
600 Travis Street, 20th Floor
Houston, Texas 77002

and

Each of the Financial Institutions Identified on Schedule I hereto

and

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027
Attention: William C. Lemmer, General Counsel

Ladies and Gentlemen:

We have acted as special counsel to Cameron International Corporation (the "Borrower") and Cameron Limited, Cameron GmbH, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, and Cameron (Luxembourg) SARL (the "Borrowing Subsidiaries" and together with the Borrower, the "Loan Parties") in connection with the Credit Agreement dated as of April 14, 2008 (the "Credit Agreement") among the Borrower, the Borrowing Subsidiaries, the Lenders from time to time party to the Credit Agreement, The Royal Bank of Scotland plc, The Bank of Toyko-Mitsubishi UFJ, Ltd., DnB NOR Bank ASA, and Export Development Canada, as Syndication Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent ("Agent"), providing for extensions of credit to the Loan Parties. Terms defined in the Credit Agreement, and not otherwise defined in this opinion letter, have the meanings given them in the Credit Agreement.

This opinion letter is delivered to the addressees upon the express instruction and request of the Borrower pursuant to Section 4.1.1(e) of the Credit Agreement.

In rendering the opinions expressed below, we have examined the Credit Agreement and the Guaranty (collectively, the "Documents"), and originals or conformed copies of such corporate records, agreements, and instruments of the Loan Parties, certificates of public officials and of officers of such Persons, and such other documents and records, and such matters of law, as we have deemed appropriate. We have relied upon the opinion, dated the date hereof, of William C. Lemmer, General Counsel of the Borrower and Corporate Counsel of each Borrowing Subsidiary, with respect to the organization, existence, good standing, power and capacity of the Borrower and the Borrowing Subsidiaries. We have assumed (i) the genuineness of all signatures of, and the authority of, persons signing the Documents on behalf of parties thereto other than the Loan Parties, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies, (iv) the due authorization, execution, and delivery of the Documents by the parties thereto other than the Loan Parties, and (v) that all documents, books and records made available to us by the Loan Parties are accurate and complete.

Exhibit A-2 to Credit Agreement

Based upon the foregoing, we are of the opinion that:

1. The execution, delivery and performance of the Documents to which the Borrower is a party do not violate any provision of Texas law which is customarily applicable to the transactions of the type contemplated in the Documents, and such Documents constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms.

2. The execution, delivery and performance of the Documents to which each Borrowing Subsidiary is a party do not violate any provision of Texas law which is customarily applicable to the transactions of the type contemplated in the Documents, and such Documents constitute the legal, valid and binding obligations of such Borrowing Subsidiary enforceable against it in accordance with their respective terms.

3. No authorization, consent, approval, license, qualification or formal exemption from or filing, declaration or registration with, any court, governmental agency or other regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by any Loan Party of the Documents to which it is a party, except such as have been previously obtained and remain in full force and effect.

The foregoing opinions are subject to the following assumptions, limitations, and qualifications:

A. The enforceability of the Documents may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) matters of public policy. Without limiting the foregoing, Texas courts or Federal courts applying Texas law may deny or limit the enforceability of clauses or provisions that purport to: (i) give the right of specific performance; (ii) limit or expand the rights of set-off; or (iii) limit jurisdiction of any courts, establish any exclusive venue or establish evidentiary standards.

B. We express no opinion with respect to (i) the enforceability of provisions in the Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the lawfulness or enforceability of exculpation clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses and similar clauses in the Documents.

C. Provisions of the Documents which permit the Agent or the Lenders to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith.

Exhibit A-2 to Credit Agreement

We are admitted to practice in the State of Texas and render no opinion as to matters involving the laws of any jurisdiction other than the laws of the State of Texas and applicable federal laws of the United States of America.

This opinion is limited to such laws and facts as they presently exist. We assume no obligation to revise or supplement this opinion should the present laws of the State of Texas or applicable federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

This opinion letter is furnished solely for your benefit in connection with the transactions referred to in the Credit Agreement and may not, without our permission, be circulated to, or relied upon by, any other Person, except the Agent, the Lenders, any party that becomes a Participant, Lender or Agent under the Credit Agreement after the date hereof pursuant to the terms of the Credit Agreement, and any of their respective auditors, attorneys, loan participants, and assignees or as required by law or order of a court or other legal process.

Very truly yours,

PORTER & HEDGES, L.L.P.

Exhibit A-2 to Credit Agreement

SCHEDULE I

JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank, N.A., Toronto Branch

J.P. Morgan Europe Limited
[Lenders]

Exhibit A-2 to Credit Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:
The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of April 14, 2008, (as amended, modified, renewed or extended from time to time, the "Agreement") among Cameron International Corporation (the "Parent"), Cameron Limited, Cameron GmbH, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux III SARL, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected ____________________ of the Parent;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in Section 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default that occurred and is continuing as of the date of this Certificate, except as set out below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing the Parent's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

5. With respect to the determination of the interest rates to be paid for Advances, the LC Fee rates, the Commitment Fee rates, and the usage fee rates commencing on the fifth day following the delivery hereof, Level [___] Status (as defined in the Pricing Schedule) exists as of the date hereof.

6. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to Section 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

Exhibit B to Credit Agreement

7. The [quarterly] [annual] financial statements required to be furnished by Parent under Section 6.1[(a)][(b)] of the Agreement are available on-line through EDGAR.

The foregoing certifications, together with the computations set out in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of ___________ __, 200__.

Exhibit B to Credit Agreement

SCHEDULE I

TO COMPLIANCE CERTIFICATE

Compliance as of __________ ___, 200__ with Provisions of Sections 6.20 of the Agreement

Exhibit B to Credit Agreement

SCHEDULE II

TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

Exhibit B to Credit Agreement

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT1

This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee: ______________________________________________________ [and is an Affiliate/Approved Fund of [identify Lender]2]

3. Borrower(s): Cameron International Corporation, and certain Borrowing Subsidiaries

4. Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement 2 Select as applicable.

Exhibit C to Credit Agreement

5. Credit Agreement: The Credit Agreement dated as of April 14, 2008 among Cameron International Corporation, as Parent, the other Borrowers named therein, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6. Assigned Interest: Aggregate Amount of Commitment/Loans for all Lenders Amount of Commitment/Loans Assigned Percentage Assigned of Commitment/Loans3 Commitment Maturity Date of Assigned Commitment/Loans $ $ % $ $ % $ $ %

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit C to Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Parent and/or other parties (e.g. Swing Line Lenders, LC Issuers) is required by the terms of the Credit Agreement.

Exhibit C to Credit Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender , attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit C to Credit Agreement

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

Exhibit C to Credit Agreement

EXHIBIT D

FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent (the "Canadian Administrative Agent"), and J.P. Morgan Europe Limited, as European Administrative Agent (the "European Administrative Agent") under the Credit Agreement Described Below.

Re:

Credit Agreement dated April 14, 2008 (as the same may be amended or modified, the "Credit Agreement"), among Cameron International Corporation, Cameron Limited, Cameron GmbH, Cameron (Singapore) Pte. Ltd., Cameron Canada Corporation, Cameron Lux III SARL, the Lenders named therein, the LC Issuer, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Each of the Administrative Agent, the Canadian Administrative Agent, and the European Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent, the Canadian Administrative Agent, or the European Administrative Agent, as applicable, of a specific written revocation of such instructions by any Borrower, provided that the Administrative Agent, the Canadian Administrative Agent, and the European Administrative Agent may otherwise transfer funds as hereafter directed in writing by any Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative) Date

(Please Print)

Signature

Exhibit D to Credit Agreement

Bank Officer Name Date________________________________

(Please Print) Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

Exhibit C to Credit Agreement

EXHIBIT E

FORM OF NOTE

[Date]

[Cameron International Corporation, a Delaware corporation] (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to any Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set out in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Commitment Maturity Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of April 14, 2008 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., As Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

[CAMERON INTERNATIONAL CORPORATION]

By:
Print Name:
Title:

Exhibit E to Credit Agreement

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

Principal Maturity of Principal Date Amount of Loan Interest Period Amount Paid Unpaid Balance

Exhibit E to Credit Agreement

EXHIBIT F

FORM OF JOINDER AGREEMENT

Reference is made to the Credit Agreement dated as of April 14, 2008 (as amended, modified, or supplemented from time-to-time, the "Credit Agreement") among Cameron International Corporation, a Delaware corporation (the "Parent"), the other borrowers named therein (together with the Parent, the "Borrowers"), the lenders party thereto (the "Lenders"), and JPMorgan Chase Bank, N.A., as agent for the Lenders (the "Administrative Agent") and as LC Issuer. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. _________________________, a ____________________ corporation (the "Borrowing Subsidiary"), hereby agrees with the Administrative Agent, the Lenders and the Borrowers as follows:

In accordance with Section 2.24 of the Credit Agreement, the Borrowing Subsidiary hereby (a) joins the Credit Agreement as a party thereto and shall have all the rights of a Borrower and assumes all the obligations of a Borrower under the Credit Agreement and the other Loan Documents to which the other Borrowing Subsidiaries are a party, (b) agrees to be bound by the provisions of the Credit Agreement or such other Loan Documents as if the Borrowing Subsidiary had been an original party to the Credit Agreement or such other Loan Documents, and (c) confirms that, after joining the Credit Agreement and the other Loan Documents as set forth above, the representations and warranties set forth in the Credit Agreement and the other Loan Documents with respect to the Borrowing Subsidiary are true and correct in all material respects as of the date of this Joinder Agreement and that no Default or Unmatured Default has occurred and is continuing.

The Borrowing Subsidiary shall cooperate with the Administrative Agent and the Lenders and execute such further instruments and documents as the Administrative Agent or the Lenders shall reasonably request to effect, to the reasonable satisfaction of the Administrative Agent and the Lenders, the purposes of this Joinder Agreement.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the ___ day of ________, 20__.

[BORROWING SUBSIDIARY]

By:
Print Name:
Title:

Exhibit F to Credit Agreement

EXHIBIT G

FORM OF GUARANTY

[See attached.]

Exhibit G to Credit Agreement

GUARANTY

This Guaranty is made as of April 14, 2008 ("Guaranty"), by Cameron International Corporation, a Delaware corporation (the "Guarantor"), in favor of the Administrative Agent and the Lenders (as hereinafter defined).

R E C I T A L S:

A. The Guarantor, Cameron Limited (the "UK Borrower"), Cameron GmbH (the "German Borrower"), Cameron (Singapore) Pte. Ltd. (the "Singapore Borrower"), Cameron Canada Corporation (the "Canadian Borrower"), Cameron (Luxembourg) SARL (the "Luxembourg Borrower"), the financial institutions named therein (the "Lenders"), The Royal Bank of Scotland plc, The Bank of Toyko-Mitsubishi UFJ, Ltd., DnB NOR Bank ASA, and Export Development Canada, as Syndication Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent") and as LC Issuer, have entered into a certain Credit Agreement dated as of the date hereof (as from time to time modified, supplemented or amended, the "Credit Agreement"). Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term by the Credit Agreement.

B. The Guarantor is the parent of the UK Borrower, the German Borrower, the Singapore Borrower, the Canadian Borrower, the Luxembourg Borrower, any other Borrowing Subsidiary, and each Subsidiary at whose request any Facility LC is issued pursuant to the Credit Agreement, and will receive substantial and direct benefits from the extensions of credit contemplated by the Credit Agreement and is entering into this Guaranty to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and extend credit to the Borrowing Subsidiaries and such other Subsidiaries thereunder.

C. The execution and delivery of this Guaranty is a condition precedent to the obligation of the Lenders to extend credit to the Borrowing Subsidiaries pursuant to the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration and as an inducement to the Lenders to enter into the Credit Agreement and extend credit to the Borrowing Subsidiaries and the LC Issuers to issue Facility LC's at the request of Subsidiaries, the Guarantor hereby agrees as follows:

1. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees prompt, full and complete payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of (a) the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, each Borrowing Subsidiary and (b) all other amounts from time to time owing to the Lenders or the Administrative Agent by each Borrowing Subsidiary and each other Subsidiary under the Credit Agreement, the Notes and the other Loan Documents, including without limitation all "Obligations" (as defined in the Credit Agreement) of the Borrowing Subsidiaries and the other Subsidiaries (collectively, the "Guaranteed Debt"). This is a guaranty of payment, not a guaranty of collection.

Exhibit G to Credit Agreement

2. The Guarantor waives notice of the acceptance of this Guaranty and of the extension or incurrence of the Guaranteed Debt or any part thereof. The Guarantor furthe waives presentment, protest, notice, filing of claims with a court in the event of receivership, bankruptcy or reorganization of any Borrowing Subsidiary or any other Subsidiary, demand or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any right to require the Administrative Agent or the Lenders to sue any Borrowing Subsidiary or any other Subsidiary, any other guarantor or any other person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

3. The Guarantor hereby agrees that, to the fullest extent permitted by law, its obligations hereunder shall be continuing, absolute and unconditional under any and all circumstances and not subject to any reduction, limitation, impairment, termination, defense (other than payment in full, subject however to Section 8 hereof), reduction by setoff or counterclaim, or recoupment whatsoever (all of which are hereby expressly waived by it to the fullest extent permitted by law), whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitution for, the Guaranteed Debt or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to perfect or maintain any lien on, or preserve rights to, any security or collateral or to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligations of any person thereof; (e) the enforceability or validity of the Guaranteed Debt or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any change of ownership of any Borrowing Subsidiary or any other Subsidiary or the insolvency, bankruptcy or any other change in legal status of any Borrowing Subsidiary or any other Subsidiary; (h) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Debt; (i) the failure of any Borrowing Subsidiary or any other Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Debt or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Debt or this Guaranty; (j) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Borrowing Subsidiary or any other Subsidiary or any other guarantor in connection herewith or with any unrelated transaction; (k) the Lenders' election, in any case or proceeding instituted under Chapter 11 of the United States Bankruptcy Code, of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by any Borrowing Subsidiary or any other Subsidiary, as debtor in possession, under Section 363 of the United States Bankruptcy Code; (m) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranteed Debt under Section 502 or 506 of the United States Bankruptcy Code; or (n) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Debt or any part thereof and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary or any other Subsidiary of the Guaranteed Debt in the manner agreed upon among the Administrative Agent, the Lenders and the Borrowing Subsidiaries or other Subsidiaries as applicable.

Exhibit G to Credit Agreement

4. Credit may be granted or continued from time to time by the Lenders to any Borrowing Subsidiary or any other Subsidiary without notice to or authorization from the Guarantor regardless of such Borrowing Subsidiary's or any other Subsidiary's financial or other condition at the time of any such grant or continuation. Neither the Administrative Agent nor any Lender shall have an obligation to disclose or discuss with the Guarantor its assessment of the financial condition of any Borrowing Subsidiary or any other Subsidiary.

5. Until the payment in full of the Obligations and termination of all commitments which could give rise to any Obligation, the Guarantor shall have no right of subrogation with respect to the Guaranteed Debt and hereby waives, until such payment occurs, any right to enforce any remedy which the Administrative Agent or the Lenders now have or may hereafter have against any Borrowing Subsidiary or any other Subsidiary, any endorser or any other guarantor of all or any part of the Guaranteed Debt, and the Guarantor hereby waives, until such payment occurs, any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or the Lenders to secure payment of the Guaranteed Debt or any part thereof or any other liability of any Borrowing Subsidiary or any other Subsidiary to the Administrative Agent or the Lenders.

6. The Guarantor authorizes the Lenders to take any action or exercise any remedy, in each case, as permitted or available at law or equity, with respect to any collateral from time to time securing the Guaranteed Debt, which the Lenders in their sole discretion shall determine, without notice to the Guarantor. Notwithstanding any reference herein to any collateral securing any of the Guaranteed Debt, it is acknowledged that, on the date hereof, neither the Guarantor nor any of its Subsidiaries has granted, or has any obligation to grant, any security interest in or other lien on any of its property as security for the Guaranteed Debt.

7. In the event the Lenders in their sole discretion elect to give notice of any action with respect to any collateral securing the Guaranteed Debt or any part thereof, 10 days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Debt.

Exhibit G to Credit Agreement

8. In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed upon the insolvency, bankruptcy, administration or reorganization of any Borrowing Subsidiary or any other Subsidiary, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Administrative Agent or the Lenders. The Guarantor further agrees that, to the extent that any Borrowing Subsidiary or any other Subsidiary makes a payment or payments to any of the Lenders on the Guaranteed Debt, or the Administrative Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Debt, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to such Borrowing Subsidiary or any other Subsidiary, its estate, trustee, receiver, debtor in possession or any other party, including, without limitation, the Guarantor, under any insolvency or bankruptcy law, state, federal, or foreign law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred.

9. No delay on the part of the Administrative Agent or the Lenders in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or the Lenders of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Administrative Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on the Lenders' behalf by the Administrative Agent. The failure by the Administrative Agent or the Lenders at any time or times hereafter to require strict performance by any Borrowing Subsidiary or any other Subsidiary or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed pursuant to the terms of, or in connection with, the Credit Agreement by any Borrowing Subsidiary or any other Subsidiary or the Guarantor and delivered to the Administrative Agent or the Lenders shall not waive, affect or diminish any right of the Administrative Agent or the Lenders at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent or the Lenders, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered on the Lenders' behalf by the Administrative Agent. No waiver by the Administrative Agent or the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by the Administrative Agent or the Lenders permitted hereunder shall in any way affect or impair the Administrative Agent's or the Lenders' rights or powers, or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranteed Debt owing by the Borrower to the Lenders shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

Exhibit G to Credit Agreement

10. Subject to the provisions of Section 8 hereof, this Guaranty shall continue in effect until the Credit Agreement has terminated, the Guaranteed Debt has been paid in full and the other conditions of this Guaranty have been satisfied.

11. In addition to and without limitation of any rights, powers or remedies of the Administrative Agent or the Lenders under applicable law, any time after maturity of the Guaranteed Debt, whether by acceleration or otherwise, the Administrative Agent or the Lenders may, in their sole discretion, with notice after the fact to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Debt (a) any indebtedness due or to become due from any of the Lenders to the Guarantor, and (b) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of any of the Administrative Agent or any Lender whether for deposit or otherwise.

12. The Guarantor agrees to pay all costs, fees and expenses (including reasonable attorneys' fees of the Administrative Agent or a Lender) incurred by the Administrative Agent or any Lender in collecting or enforcing the obligations of the Guarantor under this Guaranty.

13. This Guaranty shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their successors and assigns. All references herein to the Lenders shall for all purposes also include all Participants, subject to the provisions of Section 12.1(c) of the Credit Agreement. All references herein to a Borrowing Subsidiary or any other Subsidiary shall be deemed to include its respective successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for such Borrowing Subsidiary or any other Subsidiary.

14. THIS GUARANTY SHALL BE CONSTRUED AND THE RIGHTS AND LIABILITIES OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE GUARANTOR DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER OR BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED IN THE CREDIT AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN HOUSTON, TEXAS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN HOUSTON, TEXAS.

Exhibit G to Credit Agreement

15. EACH OF THE GUARANTOR AND, BY THEIR ACCEPTANCE HEREOF, THE ADMINISTRATIVE AGENT AND EACH LENDER, WAIVES TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING HEREUNDER.

16. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

17. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered to any party hereto under this Guaranty shall be in writing by telex, facsimile, U.S. mail or overnight courier and addressed or delivered to such party at its address set forth in the Credit Agreement, or to such other address as the Administrative Agent or the Lenders or the Guarantor designates to the Administrative Agent in writing. All notices by United States mail shall be sent certified mail, return receipt requested. All notices hereunder shall be effective upon delivery or refusal of receipt; provided that any notice transmitted by telex or facsimile shall be deemed given when transmitted (answerback confirmed in the case of telexes).

18. As of the date hereof, both the Guaranteed Debt and the obligations of the Guarantor hereunder are unsecured. The various references herein to security or collateral for the Guaranteed Debt and/or such obligations shall not be deemed to grant any security or collateral to the Administrative Agent or the Lenders and shall be operative only to the extent that after the date hereof such security or collateral is granted (it being understood that neither the Guarantor nor any of the Borrowing Subsidiaries nor any other Subsidiary has any obligation to grant such security or collateral).

Exhibit G to Credit Agreement

IN WITNESS WHEREOF, the Guarantor has entered into this Guaranty as of the 14th day of April 2008.

CAMERON INTERNATIONAL CORPORATION

By:
Print Name:
Title:

Exhibit G to Credit Agreement

SCHEDULE 1 MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the European Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the European Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Lending Installation in a Participating Member State will be the percentage notified by that Lender to the European Administrative Agent. This percentage will be certified by that Lender in its notice to the European Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Lending Installation) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Installation.

4. The Additional Cost Rate for any Lender lending from a Lending Installation in the United Kingdom will be calculated by the European Administrative Agent as follows:

(a) in relation to a sterling Loan: AB + C(B – D) + E x 0.01 per cent. per annum 100 – (A + C)

(b) in relation to a Loan in any currency other than sterling: E x 0.01 per cent. per annum 300

Where:

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if applicable, the additional rate of interest specified in Section 2.13 (Rates Applicable After Default)) payable for the relevant Interest Period on the Loan.

Schedule 1 to Credit Agreement

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to the European Administrative Agent on interest bearing Special Deposits.

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the European Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Lenders to the European Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the European Administrative Agent, each Reference Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to the European Administrative Agent, the rate of charge payable by that Reference Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Lender as being the average of the Fee Tariffs applicable to that Reference Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Lender.

8. Each Lender shall supply any information required by the European Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

Schedule 1 to Credit Agreement

(a) the jurisdiction of its Lending Installation; and

(b) any other information that the European Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the European Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Lender for the purpose of E above shall be determined by the European Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the European Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Installation in the same jurisdiction as its Lending Installation.

10. The European Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The European Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the European Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The European Administrative Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 1 to Credit Agreement

SCHEDULE 2 – [RESERVED]

Schedule 2 to Credit Agreement

SCHEDULE 3 LIENS

(SEE SECTION 6.15)

Liens of the Parent and its Subsidiaries accounted for as capital lease obligations of Parent or such Subsidiaries.

The Capital Lease balance as of March 31, 2008 is as follows:

Parent $ 9,164,488
Cameron (Singapore) Pte. Ltd. $ 12,395
Cameron Canada Corporation $ 2,680,779
Cameron Italy S.R.L. $ 28,459
Cameron Flow Systems Ltd. $ 118,001
Cameron Technologies U.S. Inc. $ 225,071

TOTAL $12,229,193

Schedule 3 to Credit Agreement

SCHEDULE 4 EUROCURRENCY PAYMENT OFFICES OF THE ADMINISTRATIVE AGENT

Dollars:

JPMORGAN CHASE BANK, N.A.
Bank One Plaza
Suite IL1-0010
Chicago, Illinois 60670
ABA No.: 02100021
Account No.: 9008109962C0163
LS2 Incoming Account
Reference: Cameron International Corporation
Attn: Claudia Kech
Canadian Dollars:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
200 Bay Street, Royal Bank Plaza
South Tower, Suite 1800
Toronto, Ontario M5J 2J2
[ABA] No.:
Account No.:
Reference: Cameron International Corporation
Attn:

Other Agreed Currencies:

J.P. MORGAN EUROPE LIMITED
125 London Wall
London, England EC2Y 5AJ
[ABA] No.:
Account No.:
Reference: Cameron International Corporation
Attn:

Schedule 4 to Credit Agreement

SCHEDULE 5 EXISTING LETTERS OF CREDIT

JPM Lc Ref Currency LC Outstanding
(USD) Issue Date Expiry Date Beneficiary
TPTS-577436 USD $6,560,000.00 9/19/2007 12/31/2008
ARABIAN BEMCO INDUSTRIAL AND POWER
TPTS-651404 USD $5,567,467.05 1/31/2007 8/30/2008 JPMORGAN CHASE BANK, N.A.
TPTS-651608 USD $5,611,985.60 10/11/2006 9/20/2008 DAEWOO SHIPBUILDING AND MARINE
TPTS-651732 USD $4,057,800.00 4/19/2007 1/15/2009 JPMORGAN CHASE BANK, N.A.
TPTS-679671 USD $8,268,599.60 3/21/2006 7/30/2008 DAEWOO SHIPBUILDING AND MARINE $30,065,852.25

#3796923.3

Schedule 5 to Credit Agreement

COMMITMENT SCHEDULE TO ANNEX A

Commitment Schedule to Annex A to Second Amendment to Credit Agreement

COMMITMENT SCHEDULE

Lender Commitment
Commitment
Maturity Date
JPMorgan Chase Bank, N.A. $80,000,000.00 June 6, 2016
Export Development Canada $75,000,000.00 June 6, 2016
The Royal Bank of Scotland plc $75,000,000.00 June 6, 2016
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch $75,000,000.00 June 6, 2016
UBS Loan Finance LLC $75,000,000.00 June 6, 2016
Amegy Bank National Association $50,000,000.00 June 6, 2016
Citibank, N.A. $75,000,000.00 June 6, 2016
Standard Chartered Bank $75,000,000.00 June 6, 2016
Credit Suisse AG, Cayman Islands Branch $75,000,000.00 June 6, 2016
Morgan Stanley Bank, N.A. $75,000,000.00 June 6, 2016
DNB NOR Bank ASA $40,000,000.00 April 14, 2013
The Bank of Tokyo-Mitsubishi UFJ $40,000,000.00 April 14, 2013
Unicredit Bank AG, New York Branch (fka Bayerische Hypo-Und Vereinsbank, AG) $25,000,000.00 April 14, 2013

TOTAL COMMITMENTS $835,000,000.00